FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226943-04

Benchmark 2019-B13

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-226943) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.
This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter, (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the Benchmark 2019-B13 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B13 (the “Offering Document”). The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Benchmark 2019-B13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining	Original	Remaining
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization
Loan	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(3)	Balance($)(3)	or ARD Balance($)	Type(4)(5)	Type	Rate	Fee Rate(6)	Basis	Maturity or ARD	Maturity or ARD	Term	Term
Loan	1	Sunset North(2)	7.9%	1	JPMCB	75,000,000	75,000,000	75,000,000	Office	Suburban	3.2500%	0.01416%	Actual/360	120	120	0	0
Loan	2	Mac Commons	5.6%	1	CREFI	53,450,000	53,450,000	44,440,574	Retail	Anchored	4.0200%	0.01283%	Actual/360	120	119	360	360
Loan	3	Osborn Triangle(2)(31)	5.3%	3	JPMCB	50,000,000	50,000,000	50,000,000	Mixed Use	Office/Laboratory	3.7970%	0.01283%	Actual/360	120	116	0	0
Property	3.01	610 Main Street North	2.1%	1	JPMCB	20,182,609	20,182,609		Mixed Use	Office/Laboratory
Property	3.02	1 Portland Street	1.9%	1	JPMCB	17,826,087	17,826,087		Mixed Use	Office/Laboratory
Property	3.03	700 Main Street	1.3%	1	JPMCB	11,991,304	11,991,304		Mixed Use	Office/Laboratory
Loan	4	Grand Canal Shoppes(2)(31)	5.3%	1	JPMCB	50,000,000	50,000,000	50,000,000	Retail	Specialty Retail	3.7408%	0.01283%	Actual/360	120	117	0	0
Loan	5	Rivertowne Commons(2)	4.7%	1	CREFI	45,000,000	45,000,000	45,000,000	Retail	Anchored	3.6900%	0.01505%	Actual/360	120	120	0	0
Loan	6	900 & 990 Stewart Avenue(2)	4.7%	1	JPMCB	45,000,000	45,000,000	45,000,000	Office	Suburban	4.4900%	0.01505%	Actual/360	60	58	0	0
Loan	7	City Hyde Park(2)	4.7%	1	JPMCB	45,000,000	45,000,000	41,308,903	Mixed Use	Multifamily/Retail	4.7000%	0.01727%	Actual/360	120	120	360	360
Loan	8	9533 Brighton Way	4.5%	1	JPMCB	43,000,000	43,000,000	43,000,000	Mixed Use	Retail/Office	4.1700%	0.01283%	Actual/360	120	120	0	0
Loan	9	Wind Creek Leased Fee(2)	4.4%	1	GACC	41,600,000	41,521,017	35,613,179	Other	Leased Fee	4.3800%	0.01968%	Actual/360	120	118	420	418
Loan	10	30 Hudson Yards(2)(31)	4.2%	1	GACC	40,000,000	40,000,000	40,000,000	Office	CBD	3.1100%	0.01283%	Actual/360	120	117	0	0
Loan	11	Beverly Hills BMW(2)	4.1%	1	GACC	39,490,000	39,490,000	39,490,000	Retail	Other	3.9000%	0.02222%	Actual/360	120	119	0	0
Loan	12	3 Columbus Circle(2)(31)	3.9%	1	JPMCB	37,500,000	37,500,000	37,500,000	Office	CBD	3.9140%	0.01408%	Actual/360	120	113	0	0
Loan	13	Ensemble	3.6%	1	CREFI	34,500,000	34,500,000	34,500,000	Multifamily	High Rise	3.9300%	0.01283%	Actual/360	120	120	0	0
Loan	14	Woodlands Mall(2)(31)(32)(33)	3.2%	1	GACC	30,000,000	30,000,000	30,000,000	Retail	Super Regional Mall	4.2560%	0.01283%	Actual/360	120	118	0	0
Loan	15	Northpoint Tower(2)	2.6%	1	CREFI	25,000,000	25,000,000	25,000,000	Office	CBD	3.3000%	0.02158%	Actual/360	60	59	0	0
Loan	16	Dearborn IHG Portfolio	2.4%	2	CREFI	22,500,000	22,455,601	16,134,486	Hospitality	Various	3.9000%	0.01283%	Actual/360	120	119	300	299
Property	16.01	Staybridge Suites Dearborn	1.4%	1	CREFI	13,800,000	13,772,768		Hospitality	Extended Stay
Property	16.02	Holiday Inn Express Dearborn	0.9%	1	CREFI	8,700,000	8,682,832		Hospitality	Limited Service
Loan	17	SkyEast	2.4%	1	JPMCB	22,500,000	22,500,000	22,500,000	Multifamily	High Rise	4.2500%	0.01283%	Actual/360	120	120	0	0
Loan	18	951 Madison Street	2.1%	1	CREFI	20,200,000	20,200,000	20,200,000	Mixed Use	Multifamily/Retail/Self Storage	3.7900%	0.01283%	Actual/360	120	119	0	0
Loan	19	Canyon Corporate Center	1.9%	1	JPMCB	18,460,000	18,460,000	18,460,000	Office	Suburban	3.7000%	0.01283%	Actual/360	120	119	0	0
Loan	20	Philadelphia Metro Storage Portfolio	1.7%	2	CREFI	16,450,000	16,450,000	14,966,742	Self Storage	Self Storage	4.1500%	0.01283%	Actual/360	120	118	360	360
Property	20.01	Metro Self Storage - Pennsauken Township	0.9%	1	CREFI	8,500,000	8,500,000		Self Storage	Self Storage
Property	20.02	Metro Self Storage - Philadelphia	0.8%	1	CREFI	7,950,000	7,950,000		Self Storage	Self Storage
Loan	21	Delta Hotels Chesapeake Norfolk	1.6%	1	JPMCB	15,700,000	15,700,000	12,759,982	Hospitality	Full Service	4.6500%	0.01283%	Actual/360	120	120	360	360
Loan	22	Concord Center	1.5%	1	JPMCB	14,025,000	14,025,000	12,041,984	Mixed Use	Retail/Office	4.7000%	0.06158%	Actual/360	120	118	360	360
Loan	23	Gramercy Tavern(33)	1.5%	1	JPMCB	14,000,000	14,000,000	14,000,000	Retail	Single Tenant	4.6000%	0.01283%	Actual/360	120	119	0	0
Loan	24	Hampton Inn & Suites Knoxville	1.4%	1	JPMCB	13,500,000	13,482,543	10,952,738	Hospitality	Limited Service	4.6000%	0.01283%	Actual/360	120	119	360	359
Loan	25	SpringHill Suites Ashburn-Dulles North(32)	1.4%	1	JPMCB	13,480,000	13,480,000	10,961,273	Hospitality	Limited Service	4.6650%	0.01283%	Actual/360	120	120	360	360
Loan	26	Fern Marketplace(32)	1.3%	1	JPMCB	12,500,000	12,500,000	12,500,000	Retail	Anchored	5.1500%	0.04158%	Actual/360	60	59	0	0
Loan	27	Scottsdale Crossing	1.2%	1	JPMCB	11,300,000	11,300,000	10,263,566	Retail	Shadow Anchored	4.0500%	0.01283%	Actual/360	120	119	360	360
Loan	28	Tradecor Retail Portfolio	1.2%	4	CREFI	11,100,000	11,100,000	11,100,000	Various	Various	3.5700%	0.04283%	Actual/360	120	119	0	0
Property	28.01	Bell Rd & Litchfield Rd	0.6%	1	CREFI	5,445,000	5,445,000		Retail	Unanchored
Property	28.02	Power Rd & US 60	0.4%	1	CREFI	3,583,000	3,583,000		Retail	Unanchored
Property	28.03	Bullard Ave & McDowell Rd	0.1%	1	CREFI	1,094,000	1,094,000		Retail	Single Tenant
Property	28.04	Pebble Creek Parkway & McDowell Rd	0.1%	1	CREFI	978,000	978,000		Other	Leased Fee
Loan	29	Hotel Indigo Birmingham	1.1%	1	GACC	10,710,000	10,694,706	8,523,449	Hospitality	Limited Service	4.0500%	0.01283%	Actual/360	120	119	360	359
Loan	30	The BC Remedy Building	1.1%	1	CREFI	10,500,000	10,480,873	9,254,167	Office	CBD	4.4500%	0.01283%	Actual/360	60	59	300	299
Loan	31	Courtyard Warner Robins	1.1%	1	JPMCB	10,500,000	10,475,174	8,577,050	Hospitality	Select Service	4.8000%	0.01283%	Actual/360	120	118	360	358
Loan	32	Two Guys Commons	1.0%	1	CREFI	9,800,000	9,800,000	8,454,317	Retail	Anchored	3.8900%	0.01283%	Actual/360	120	119	360	360
Loan	33	47 Clinton Street	0.9%	1	JPMCB	9,000,000	9,000,000	9,000,000	Mixed Use	Multifamily/Retail	5.2500%	0.01283%	Actual/360	60	51	0	0
Loan	34	TownePlace Suites Albany	0.9%	1	JPMCB	8,400,000	8,380,139	6,861,639	Hospitality	Extended Stay	4.8000%	0.01283%	Actual/360	120	118	360	358
Loan	35	Holiday Inn Express and Suites Los Alamos	0.8%	1	CREFI	7,650,000	7,639,076	6,088,178	Hospitality	Select Service	4.0500%	0.01283%	Actual/360	120	119	360	359
Loan	36	Double Door	0.8%	1	CREFI	7,500,000	7,500,000	7,500,000	Mixed Use	Multifamily/Retail	4.4000%	0.01283%	Actual/360	120	119	0	0
Loan	37	Albertsons Corinth	0.5%	1	CREFI	5,090,000	5,090,000	5,090,000	Retail	Single Tenant	4.4600%	0.01283%	Actual/360	120	119	0	0
Loan	38	2975 Breckinridge Boulevard	0.5%	1	CREFI	4,900,000	4,887,436	4,477,298	Office	Suburban	4.4000%	0.01283%	Actual/360	60	58	360	358
Loan	39	JJL Retail Portfolio	0.4%	2	CREFI	3,851,000	3,851,000	3,851,000	Retail	Various	4.3500%	0.06283%	Actual/360	120	119	0	0
Property	39.01	Palm Desert	0.2%	1	CREFI	2,160,500	2,160,500		Retail	Unanchored
Property	39.02	Lake Elsinore	0.2%	1	CREFI	1,690,500	1,690,500		Retail	Single Tenant
Loan	40	738 East 6th Street	0.4%	1	JPMCB	3,800,000	3,800,000	3,800,000	Multifamily	Mid Rise	4.2500%	0.01283%	Actual/360	120	120	0	0

Benchmark 2019-B13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

										Pari Passu	Pari Passu
				First				Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
			Origination	Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related
Loan	ID	Property Name	Date	Date	or ARD Date	(Yes/No)	Maturity Date	Service($)(7)	Service($)(7)	Service($)	Service($)	Period	Lockbox(8)	Management(9)	Other Loans	Borrower
Loan	1	Sunset North(2)	09/10/2019	11/01/2019	10/01/2029	No	10/01/2029	205,946	2,471,354	205,946	2,471,354	120	Hard	Springing	No	No
Loan	2	Mac Commons	09/05/2019	10/06/2019	09/06/2029	No	09/06/2029	255,795	3,069,542			17	Hard	Springing	No	No
Loan	3	Osborn Triangle(2)(31)	05/16/2019	07/01/2019	06/01/2029	No	06/01/2029	160,406	1,924,868	1,219,083	14,628,997	116	Hard	Springing	No	No
Property	3.01	610 Main Street North
Property	3.02	1 Portland Street
Property	3.03	700 Main Street
Loan	4	Grand Canal Shoppes(2)(31)	06/03/2019	08/01/2019	07/01/2029	No	07/01/2029	158,031	1,896,378	2,244,047	26,928,564	117	Hard	Springing	No	No
Loan	5	Rivertowne Commons(2)	09/09/2019	11/06/2019	10/06/2029	No	10/06/2029	140,297	1,683,563	65,472	785,663	120	Springing Hard	Springing	No	No
Loan	6	900 & 990 Stewart Avenue(2)	07/25/2019	09/01/2019	08/01/2024	No	08/01/2024	170,714	2,048,562	147,952	1,775,421	58	Hard	In Place	No	No
Loan	7	City Hyde Park(2)	09/09/2019	11/01/2019	10/01/2029	No	10/01/2029	233,387	2,800,644	347,487	4,169,848	60	Springing Soft (Multifamily); Springing Hard (Retail)	Springing	No	No
Loan	8	9533 Brighton Way	09/06/2019	11/01/2019	10/01/2029	No	10/01/2029	151,500	1,818,004			120	Hard	Springing	No	No
Loan	9	Wind Creek Leased Fee(2)	07/23/2019	09/06/2019	08/06/2029	No	08/06/2029	193,795	2,325,536	489,145	5,869,743	0	Hard	In Place	No	No
Loan	10	30 Hudson Yards(2)(31)	06/14/2019	08/06/2019	07/06/2029	No	07/06/2029	105,106	1,261,278	2,837,875	34,054,500	117	Hard	Springing	No	No
Loan	11	Beverly Hills BMW(2)	08/14/2019	10/06/2019	09/06/2029	No	09/06/2029	130,125	1,561,500	65,903	790,833	119	Hard	Springing	No	No
Loan	12	3 Columbus Circle(2)(31)	03/12/2019	04/11/2019	03/11/2029	No	03/11/2029	124,011	1,488,135	1,496,403	17,956,834	113	Hard	In Place	No	No
Loan	13	Ensemble	09/11/2019	11/06/2019	10/06/2029	No	10/06/2029	114,557	1,374,681			120	Springing Hard	Springing	No	No
Loan	14	Woodlands Mall(2)(31)(32)(33)	07/05/2019	09/01/2019	08/01/2029	No	08/01/2029	107,878	1,294,533	782,473	9,389,682	118	Hard	Springing	No	No
Loan	15	Northpoint Tower(2)	08/09/2019	10/06/2019	09/06/2024	No	09/06/2024	69,705	836,458	182,627	2,191,521	59	Hard	Springing	No	No
Loan	16	Dearborn IHG Portfolio	08/22/2019	10/06/2019	09/06/2029	No	09/06/2029	117,524	1,410,294			0	Springing Hard	Springing	No	No
Property	16.01	Staybridge Suites Dearborn
Property	16.02	Holiday Inn Express Dearborn
Loan	17	SkyEast	09/11/2019	11/05/2019	10/05/2029	No	10/05/2029	80,794	969,531			120	Springing Soft	Springing	No	Yes - A
Loan	18	951 Madison Street	08/19/2019	10/06/2019	09/06/2029	No	09/06/2029	64,684	776,213			119	Springing	Springing	No	No
Loan	19	Canyon Corporate Center	08/20/2019	10/01/2019	09/01/2029	No	09/01/2029	57,709	692,506			119	Springing Hard	Springing	No	No
Loan	20	Philadelphia Metro Storage Portfolio	07/30/2019	09/06/2019	08/06/2029	No	08/06/2029	79,964	959,568			58	Springing Hard	Springing	No	No
Property	20.01	Metro Self Storage - Pennsauken Township
Property	20.02	Metro Self Storage - Philadelphia
Loan	21	Delta Hotels Chesapeake Norfolk	09/09/2019	11/01/2019	10/01/2029	No	10/01/2029	80,955	971,460			0	Hard	Springing	No	No
Loan	22	Concord Center	07/19/2019	09/01/2019	08/01/2029	No	08/01/2029	72,739	872,867			22	Hard	Springing	No	No
Loan	23	Gramercy Tavern(33)	08/26/2019	10/01/2019	09/01/2029	No	09/01/2029	54,412	652,944			119	Hard	Springing	No	No
Loan	24	Hampton Inn & Suites Knoxville	08/05/2019	10/01/2019	09/01/2029	No	09/01/2029	69,207	830,484			0	Hard	Springing	No	No
Loan	25	SpringHill Suites Ashburn-Dulles North(32)	09/05/2019	11/01/2019	10/01/2029	No	10/01/2029	69,629	835,549			0	Hard	Springing	No	No
Loan	26	Fern Marketplace(32)	08/07/2019	10/01/2019	09/01/2024	No	09/01/2024	54,391	652,691			59	Hard	In Place	No	No
Loan	27	Scottsdale Crossing	08/09/2019	10/01/2019	09/01/2029	No	09/01/2029	54,274	651,290			59	Hard	Springing	No	No
Loan	28	Tradecor Retail Portfolio	08/22/2019	10/06/2019	09/06/2029	No	09/06/2029	33,481	401,774			119	Springing Hard	Springing	No	No
Property	28.01	Bell Rd & Litchfield Rd
Property	28.02	Power Rd & US 60
Property	28.03	Bullard Ave & McDowell Rd
Property	28.04	Pebble Creek Parkway & McDowell Rd
Loan	29	Hotel Indigo Birmingham	08/30/2019	10/06/2019	09/06/2029	No	09/06/2029	51,440	617,285			0	Hard	Springing	No	No
Loan	30	The BC Remedy Building	09/06/2019	10/06/2019	09/06/2024	No	09/06/2024	58,065	696,778			0	Hard	Springing	No	No
Loan	31	Courtyard Warner Robins	07/18/2019	09/01/2019	08/01/2029	No	08/01/2029	55,090	661,078			0	Hard	Springing	No	Yes - B
Loan	32	Two Guys Commons	08/19/2019	10/06/2019	09/06/2029	No	09/06/2029	46,167	554,008			35	Springing Hard	Springing	No	No
Loan	33	47 Clinton Street	12/17/2018	02/01/2019	01/01/2024	No	01/01/2024	39,922	479,063			51	Soft	In Place	No	No
Loan	34	TownePlace Suites Albany	07/18/2019	09/01/2019	08/01/2029	No	08/01/2029	44,072	528,863			0	Hard	Springing	No	Yes - B
Loan	35	Holiday Inn Express and Suites Los Alamos	08/28/2019	10/06/2019	09/06/2029	No	09/06/2029	36,743	440,918			0	Hard	Springing	No	No
Loan	36	Double Door	08/20/2019	10/06/2019	09/06/2029	No	09/06/2029	27,882	334,583			119	Springing Hard	Springing	No	No
Loan	37	Albertsons Corinth	09/06/2019	10/06/2019	09/06/2029	No	09/06/2029	19,181	230,167			119	Hard	Springing	No	No
Loan	38	2975 Breckinridge Boulevard	07/30/2019	09/06/2019	08/06/2024	No	08/06/2024	24,537	294,447			0	Springing Hard	Springing	No	No
Loan	39	JJL Retail Portfolio	09/06/2019	10/06/2019	09/06/2029	No	09/06/2029	14,154	169,845			119	Springing	Springing	No	No
Property	39.01	Palm Desert
Property	39.02	Lake Elsinore
Loan	40	738 East 6th Street	09/11/2019	11/05/2019	10/05/2029	No	10/05/2029	13,645	163,743			120	Springing Soft	Springing	No	Yes - A

Benchmark 2019-B13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

									FIRREA	Cut-Off
			Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at
Loan	ID	Property Name	NOI DSCR(7)(10)	NCF DSCR(7)(10)	Period(12)	Date	Value ($)(13)	As-of Date	(Yes/No)	Ratio(10)(13)(14)	Maturity or ARD(10)(13)(14)	Address	City	County	State	Zip Code
Loan	1	Sunset North(2)	2.75x	2.63x	0	1	227,100,000	08/21/2019	Yes	66.1%	66.1%	3120, 3150 & 3180 139th Avenue Southeast	Bellevue	King	WA	98005
Loan	2	Mac Commons	1.52x	1.44x	0	6	73,500,000	07/01/2019	Yes	72.7%	60.5%	2631 MacArthur Road	Whitehall	Lehigh	PA	18052
Loan	3	Osborn Triangle(2)(31)	3.25x	3.12x	0	1	1,158,000,000	04/11/2019	Yes	37.1%	37.1%	Various	Cambridge	Middlesex	MA	02139
Property	3.01	610 Main Street North					462,000,000	04/11/2019	Yes			610 Main Street	Cambridge	Middlesex	MA	02139
Property	3.02	1 Portland Street					416,000,000	04/11/2019	Yes			1 Portland Street	Cambridge	Middlesex	MA	02139
Property	3.03	700 Main Street					280,000,000	04/11/2019	Yes			700 Main Street	Cambridge	Middlesex	MA	02139
Loan	4	Grand Canal Shoppes(2)(31)	2.53x	2.46x	2 (once per year)	1	1,640,000,000	04/03/2019	Yes	46.3%	46.3%	3377 Las Vegas Boulevard South	Las Vegas	Clark	NV	89109
Loan	5	Rivertowne Commons(2)	2.35x	2.23x	0	6	106,000,000	07/10/2019	Yes	62.3%	62.3%	6163 Oxon Hill Road	Oxon Hill	Prince George’s	MD	20745
Loan	6	900 & 990 Stewart Avenue(2)	2.01x	1.95x	0	1	121,400,000	05/02/2019	Yes	69.2%	69.2%	900 & 990 Stewart Avenue	Garden City	Nassau	NY	11530
Loan	7	City Hyde Park(2)	1.08x	1.06x	0	1	151,800,000	06/03/2019	Yes	73.8%	67.7%	5105 South Harper Avenue	Chicago	Cook	IL	60615
Loan	8	9533 Brighton Way	1.59x	1.58x	5	1	67,600,000	08/18/2019	Yes	63.6%	63.6%	9533 Brighton Way	Beverly Hills	Los Angeles	CA	90210
Loan	9	Wind Creek Leased Fee(2)	1.27x	1.27x	0	6	172,500,000	04/23/2019	Yes	84.8%	72.8%	77 Sands Boulevard	Bethlehem	Northampton	PA	18015
Loan	10	30 Hudson Yards(2)(31)	3.46x	3.45x	0	6	2,200,000,000	05/23/2019	Yes	50.9%	50.9%	530 West 33rd Street	New York	New York	NY	10001
Loan	11	Beverly Hills BMW(2)	1.00x	1.00x	0	6	70,000,000	07/16/2019	Yes	85.0%	85.0%	5070 & 5151 Wilshire Boulevard	Los Angeles	Los Angeles	CA	90036
Loan	12	3 Columbus Circle(2)(31)	3.11x	2.91x	0	11	1,080,000,000	01/01/2019	Yes	45.4%	45.4%	3 Columbus Circle	New York	New York	NY	10019
Loan	13	Ensemble	1.69x	1.68x	0	6	50,000,000	01/09/2019	Yes	69.0%	69.0%	824-840 East New York Avenue	Brooklyn	Kings	NY	11203
Loan	14	Woodlands Mall(2)(31)(32)(33)	4.04x	3.95x	1 (once per year)	1	953,400,000	04/20/2019	Yes	26.0%	26.0%	1201 Lake Woodlands Drive	The Woodlands	Montgomery	TX	77380
Loan	15	Northpoint Tower(2)	3.37x	3.31x	0	6	145,300,000	07/18/2019	Yes	62.3%	62.3%	901-1001 Lakeside Avenue East	Cleveland	Cuyahoga	OH	44114
Loan	16	Dearborn IHG Portfolio	2.16x	1.95x	0	6	38,000,000	07/12/2019	Yes	59.1%	42.5%	Various	Dearborn	Wayne	MI	48124
Property	16.01	Staybridge Suites Dearborn					20,500,000	07/12/2019	Yes			24105 Michigan Avenue	Dearborn	Wayne	MI	48124
Property	16.02	Holiday Inn Express Dearborn					17,500,000	07/12/2019	Yes			24041 Michigan Avenue	Dearborn	Wayne	MI	48124
Loan	17	SkyEast	1.57x	1.55x	0	5	33,500,000	05/30/2019	Yes	67.2%	67.2%	636 East 11th Street	New York	New York	NY	10009
Loan	18	951 Madison Street	1.83x	1.80x	0	6	33,400,000	06/19/2019	Yes	60.5%	60.5%	951 Madison Street	Brooklyn	Kings	NY	11221
Loan	19	Canyon Corporate Center	3.09x	3.05x	5	1	28,450,000	07/10/2019	Yes	64.9%	64.9%	3870, 3880, 3890 Murphy Canyon Road	San Diego	San Diego	CA	92123
Loan	20	Philadelphia Metro Storage Portfolio	1.48x	1.46x	0	6	24,450,000	Various	Yes	67.3%	61.2%	Various	Various	Various	Various	Various
Property	20.01	Metro Self Storage - Pennsauken Township					11,790,000	06/01/2019	Yes			6400-6504 South Crescent Boulevard	Pennsauken	Camden	NJ	08109
Property	20.02	Metro Self Storage - Philadelphia					12,660,000	06/05/2019	Yes			2240 Island Avenue	Philadelphia	Philadelphia	PA	19142
Loan	21	Delta Hotels Chesapeake Norfolk	1.87x	1.87x	5 (once per year)	1	26,000,000	08/01/2019	Yes	60.4%	49.1%	725 Woodlake Drive	Chesapeake	Chesapeake City	VA	23320
Loan	22	Concord Center	1.50x	1.46x	0	1	22,000,000	06/11/2019	Yes	63.8%	54.7%	445-455 East Eisenhower Parkway & 2900 South State Street	Ann Arbor	Washtenaw	MI	48108 & 48104
Loan	23	Gramercy Tavern(33)	1.83x	1.80x	5 (once per year)	1	24,800,000	06/25/2019	Yes	56.5%	56.5%	42 East 20th Street	New York	New York	NY	10003
Loan	24	Hampton Inn & Suites Knoxville	1.77x	1.77x	0	1	20,200,000	05/24/2019	Yes	66.7%	54.2%	618 West Main Street	Knoxville	Knox	TN	37902
Loan	25	SpringHill Suites Ashburn-Dulles North(32)	2.24x	2.24x	0	1	20,600,000	06/01/2019	Yes	65.4%	53.2%	20065 Lakeview Center Plaza	Ashburn	Loudoun	VA	20147
Loan	26	Fern Marketplace(32)	1.78x	1.76x	0	1	23,150,000	04/22/2019	Yes	54.0%	54.0%	1370 East 70th Street	Shreveport	Caddo	LA	71105
Loan	27	Scottsdale Crossing	1.79x	1.69x	5	1	18,500,000	06/26/2019	Yes	61.1%	55.5%	2765, 2805, 2825 & 2845 North Scottsdale Road	Scottsdale	Maricopa	AZ	85257
Loan	28	Tradecor Retail Portfolio	2.73x	2.60x	0	6	19,880,000	07/11/2019	Yes	55.8%	55.8%	Various	Various	Maricopa	AZ	Various
Property	28.01	Bell Rd & Litchfield Rd					9,300,000	07/11/2019	Yes			16811 North Litchfield Road	Surprise	Maricopa	AZ	85374
Property	28.02	Power Rd & US 60					6,600,000	07/11/2019	Yes			1438 South Power Road	Mesa	Maricopa	AZ	85206
Property	28.03	Bullard Ave & McDowell Rd					2,120,000	07/11/2019	Yes			14681 West McDowell Road	Goodyear	Maricopa	AZ	85395
Property	28.04	Pebble Creek Parkway & McDowell Rd					1,860,000	07/11/2019	Yes			North of NWC McDowell Road & Pebble Creek Parkway	Goodyear	Maricopa	AZ	85338
Loan	29	Hotel Indigo Birmingham	2.12x	1.93x	0	6	15,300,000	09/03/2019	Yes	69.9%	55.7%	1023 20th Street South	Birmingham	Jefferson	AL	35205
Loan	30	The BC Remedy Building	1.68x	1.54x	0	6	16,200,000	06/17/2019	Yes	64.7%	57.1%	407 & 423 Morris Street	Durham	Durham	NC	27701
Loan	31	Courtyard Warner Robins	1.82x	1.82x	0	1	18,300,000	05/06/2019	Yes	57.2%	46.9%	589 Carl Vinson Parkway	Warner Robins	Houston	GA	31088
Loan	32	Two Guys Commons	1.64x	1.51x	0	6	13,400,000	06/12/2019	Yes	73.1%	63.1%	905 Loucks Road	York	York	PA	17404
Loan	33	47 Clinton Street	1.17x	1.16x	0	1	14,300,000	08/15/2018	Yes	62.9%	62.9%	47 Clinton Street	New York	New York	NY	10002
Loan	34	TownePlace Suites Albany	2.60x	2.60x	0	1	14,000,000	06/30/2019	Yes	59.9%	49.0%	3014 Kensington Court	Albany	Dougherty	GA	31721
Loan	35	Holiday Inn Express and Suites Los Alamos	2.43x	2.18x	0	6	11,500,000	07/02/2020	Yes	66.4%	52.9%	60 Entrada Drive	Los Alamos	Los Alamos	NM	87544
Loan	36	Double Door	1.89x	1.83x	0	6	12,100,000	10/25/2019	Yes	62.0%	62.0%	1572 North Milwaukee Avenue	Chicago	Cook	IL	60647
Loan	37	Albertsons Corinth	1.83x	1.71x	0	6	8,670,000	08/03/2019	Yes	58.7%	58.7%	4351 FM 2181	Corinth	Denton	TX	76210
Loan	38	2975 Breckinridge Boulevard	2.40x	2.01x	0	6	9,650,000	06/27/2019	Yes	50.6%	46.4%	2975 Breckinridge Boulevard	Duluth	Gwinnet	GA	30096
Loan	39	JJL Retail Portfolio	2.00x	1.89x	0	6	6,420,000	07/20/2019	Yes	60.0%	60.0%	Various	Various	Riverside	CA	Various
Property	39.01	Palm Desert					3,500,000	07/20/2019	Yes			34260 Monterey Avenue	Palm Desert	Riverside	CA	92211
Property	39.02	Lake Elsinore					2,920,000	07/20/2019	Yes			18428 Collier Avenue	Lake Elsinore	Riverside	CA	92530
Loan	40	738 East 6th Street	1.57x	1.55x	0	5	6,200,000	06/25/2019	Yes	61.3%	61.3%	738 East 6th Street	New York	New York	NY	10009

Benchmark 2019-B13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Net	Units	Loan per Net
			Year	Year	Rentable Area	of	Rentable Area	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent
Loan	ID	Property Name	Built	Renovated	(SF/Units/Rooms)(4)(14)	Measure	(SF/Units/Rooms) $(4)(10)	(# of payments)(15)(16)(17)	Statements Date	EGI ($)	Expenses($)	NOI($)(11)
Loan	1	Sunset North(2)	1999, 2000	2016-2019	464,061	Sq. Ft.	323	L(24), D(92), O(4)	07/31/2019	11,557,212	4,758,188	6,799,024
Loan	2	Mac Commons	1952	2019	361,806	Sq. Ft.	148	L(25), D(91), O(4)	05/31/2019	5,732,850	1,328,059	4,404,791
Loan	3	Osborn Triangle(2)(31)	Various	Various	676,947	Sq. Ft.	635	L(25), YM1(88), O(7)	03/31/2019	60,868,091	15,860,286	45,007,805
Property	3.01	610 Main Street North	2016	NAP	278,738	Sq. Ft.	623		03/31/2019	26,172,221	6,322,623	19,849,598
Property	3.02	1 Portland Street	2013	NAP	229,330	Sq. Ft.	668		03/31/2019	21,060,689	4,968,008	16,092,681
Property	3.03	700 Main Street	Late 1800s	2002, 2012	168,879	Sq. Ft.	611		03/31/2019	13,635,181	4,569,654	9,065,526
Loan	4	Grand Canal Shoppes(2)(31)	1999	2007	759,891	Sq. Ft.	1,000	L(27), D(88), O(5)	03/31/2019	102,473,435	31,007,624	71,465,811
Loan	5	Rivertowne Commons(2)	1987	NAP	384,304	Sq. Ft.	172	L(24), D(91), O(5)	07/31/2019	7,546,879	2,552,644	4,994,234
Loan	6	900 & 990 Stewart Avenue(2)	1987, 1988	2014, 2018	461,820	Sq. Ft.	182	L(25), YM1(32), O(3)	12/31/2018	11,627,171	7,149,331	4,477,840
Loan	7	City Hyde Park(2)	2015	NAP	180	Units	622,222	L(24), D(90), O(6)	06/30/2019	9,137,147	2,989,676	6,147,471
Loan	8	9533 Brighton Way	1930	2016	14,294	Sq. Ft.	3,008	L(24), D(91), O(5)	06/30/2019	2,477,140	649,288	1,827,852
Loan	9	Wind Creek Leased Fee(2)	NAP	NAP	2,608,541	Sq. Ft.	56	L(26), D(89), O(5)
Loan	10	30 Hudson Yards(2)(31)	2019	NAP	1,463,234	Sq. Ft.	765	L(27), DorYM1(88), O(5)
Loan	11	Beverly Hills BMW(2)	2010	NAP	339,000	Sq. Ft.	175	L(25), D(91), O(4)
Loan	12	3 Columbus Circle(2)(31)	1927	2010-2013	753,713	Sq. Ft.	650	L(31), D(84), O(5)	12/31/2018	57,324,235	17,233,200	40,091,035
Loan	13	Ensemble	2019	NAP	93	Units	370,968	L(24), D(90), O(6)
Loan	14	Woodlands Mall(2)(31)(32)(33)	1994, 2003, 2016	NAP	758,231	Sq. Ft.	327	L(26), D(89), O(5)	05/31/2019	53,807,988	10,101,329	43,706,659
Loan	15	Northpoint Tower(2)	1985	2017-2019	873,335	Sq. Ft.	104	L(25), D(30), O(5)	06/30/2019	16,770,993	8,378,781	8,392,212
Loan	16	Dearborn IHG Portfolio	2016	NAP	206	Rooms	109,008	L(25), D(90), O(5)	06/30/2019	7,548,787	4,411,812	3,136,975
Property	16.01	Staybridge Suites Dearborn	2016	NAP	99	Rooms	139,119		06/30/2019	4,287,178	2,351,833	1,935,345
Property	16.02	Holiday Inn Express Dearborn	2016	NAP	107	Rooms	81,148		06/30/2019	3,261,609	2,059,978	1,201,631
Loan	17	SkyEast	2005	NAP	41	Units	548,780	L(24), D(92), O(4)	08/31/2019	1,968,982	437,631	1,531,351
Loan	18	951 Madison Street	2018	NAP	37	Units	545,946	L(25), YM1(92), O(3)	T-6 3/31/2019 Ann.	1,136,056	173,414	962,641
Loan	19	Canyon Corporate Center	1988	2014	132,248	Sq. Ft.	140	L(25), DorYM1(90), YM1(1), O(4)	12/31/2018	2,541,872	464,482	2,077,389
Loan	20	Philadelphia Metro Storage Portfolio	Various	Various	149,845	Sq. Ft.	110	L(26), D(89), O(5)	06/30/2019	2,280,758	826,888	1,453,870
Property	20.01	Metro Self Storage - Pennsauken Township	1950	2002	69,085	Sq. Ft.	123		06/30/2019	1,105,083	388,168	716,915
Property	20.02	Metro Self Storage - Philadelphia	1927	2003	80,760	Sq. Ft.	98		06/30/2019	1,175,675	438,720	736,955
Loan	21	Delta Hotels Chesapeake Norfolk	1986	2017-2018	228	Rooms	68,860	L(24), D(93), O(3)	07/31/2019	7,668,989	5,800,938	1,868,051
Loan	22	Concord Center	1987	2017-2019	99,352	Sq. Ft.	141	L(26), D(91), O(3)	03/31/2019	1,932,323	949,872	982,451
Loan	23	Gramercy Tavern(33)	1910	1994	14,030	Sq. Ft.	998	L(25), YM1(92), O(3)
Loan	24	Hampton Inn & Suites Knoxville	2006	2019	85	Rooms	158,618	L(25), D(92), O(3)	08/31/2019	3,753,073	2,283,383	1,469,690
Loan	25	SpringHill Suites Ashburn-Dulles North(32)	2009	2017	132	Rooms	102,121	L(25), YM1(92), O(3)	06/30/2019	4,890,068	3,015,294	1,874,774
Loan	26	Fern Marketplace(32)	2016	NAP	67,725	Sq. Ft.	185	L(25), YM1(11), O(24)	05/31/2019	1,500,316	533,477	966,839
Loan	27	Scottsdale Crossing	1991	2001	52,850	Sq. Ft.	214	L(25), YM1(92), O(3)	08/31/2019	1,429,174	301,705	1,127,469
Loan	28	Tradecor Retail Portfolio	Various	Various	29,001	Sq. Ft.	383	L(25), D(91), O(4)
Property	28.01	Bell Rd & Litchfield Rd	2006	NAP	12,500	Sq. Ft.	436		05/31/2019	617,539	115,680	501,859
Property	28.02	Power Rd & US 60	2013	NAP	8,252	Sq. Ft.	434		04/30/2019	419,925	79,501	340,424
Property	28.03	Bullard Ave & McDowell Rd	2009	NAP	6,249	Sq. Ft.	175		05/31/2019	206,833		206,833
Property	28.04	Pebble Creek Parkway & McDowell Rd	NAP	NAP	2,000	Sq. Ft.	489
Loan	29	Hotel Indigo Birmingham	1932	2018	63	Rooms	169,757	L(25), D(91), O(4)	07/31/2019	2,748,489	1,574,312	1,174,177
Loan	30	The BC Remedy Building	1928	1995	67,087	Sq. Ft.	156	L(25), D(32), O(3)	06/30/2019	1,762,232	494,402	1,267,830
Loan	31	Courtyard Warner Robins	2010	NAP	106	Rooms	98,822	L(26), D(91), O(3)	07/31/2019	3,982,846	2,803,025	1,179,821
Loan	32	Two Guys Commons	1970	2016	110,980	Sq. Ft.	88	L(25), D(91), O(4)	04/30/2019	1,646,240	602,970	1,043,270
Loan	33	47 Clinton Street	1900	2014	10	Units	900,000	L(25), YM1(29), O(6)	05/31/2019	499,641	79,068	420,573
Loan	34	TownePlace Suites Albany	2018	NAP	80	Rooms	104,752	L(26), D(91), O(3)	07/31/2019	2,932,576	1,503,096	1,429,479
Loan	35	Holiday Inn Express and Suites Los Alamos	2009	NAP	86	Rooms	88,826	L(25), D(90), O(5)	06/30/2019	2,885,410	1,816,825	1,068,585
Loan	36	Double Door	1902	2018	11	Units	681,818	L(25), D(89), O(6)	06/30/2019	308,769	112,049	196,720
Loan	37	Albertsons Corinth	1997	2017	57,574	Sq. Ft.	88	L(25), D(92), O(3)
Loan	38	2975 Breckinridge Boulevard	1998	2008	70,393	Sq. Ft.	69	L(26), D(30), O(4)	06/30/2019	1,118,416	439,884	678,532
Loan	39	JJL Retail Portfolio	Various	NAP	13,979	Sq. Ft.	275	L(25), DorYM1(91), O(4)
Property	39.01	Palm Desert	2007	NAP	5,979	Sq. Ft.	361		06/30/2019	247,510	48,945	198,565
Property	39.02	Lake Elsinore	2019	NAP	8,000	Sq. Ft.	211
Loan	40	738 East 6th Street	1900	2018-2019	11	Units	345,455	L(24), D(92), O(4)	08/31/2019	340,375	126,998	213,377

Benchmark 2019-B13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Second Most	Second	Second	Second	Third Most	Third	Third	Third
			Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership
Loan	ID	Property Name	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(7)(10)	Debt Yield(7)(10)	Revenue($)	EGI($)	Expenses($)	NOI ($)(11)	Reserves($)	TI/LC($)	NCF ($)	Interest
Loan	1	Sunset North(2)	12/31/2018	18,368,132	4,822,445	13,545,687	12/31/2017	15,446,081	4,538,540	10,907,542	9.1%	8.7%	21,030,283	19,978,769	6,362,971	13,615,798	148,500	464,061	13,003,237	Fee Simple
Loan	2	Mac Commons	12/31/2018	5,848,393	1,539,422	4,308,971	12/31/2017	5,701,680	1,355,424	4,346,256	8.7%	8.3%	6,420,963	6,099,915	1,442,978	4,656,938	54,271	176,707	4,425,960	Fee Simple
Loan	3	Osborn Triangle(2)(31)	12/31/2018	59,626,445	15,721,797	43,904,648	12/31/2017	55,887,418	13,850,608	42,036,811	12.5%	12.0%	71,076,352	70,789,429	17,055,013	53,734,416	182,776	1,878,551	51,673,090	Leasehold
Property	3.01	610 Main Street North	12/31/2018	25,653,185	6,363,502	19,289,683	12/31/2017	24,392,158	5,060,066	19,332,091			30,235,850	30,351,909	6,775,685	23,576,224	75,259		23,500,965	Leasehold
Property	3.02	1 Portland Street	12/31/2018	20,777,288	4,849,523	15,927,766	12/31/2017	19,154,337	4,220,162	14,934,175			24,166,129	24,096,635	5,282,690	18,813,944	61,919	1,081,864	17,670,161	Leasehold
Property	3.03	700 Main Street	12/31/2018	13,195,972	4,508,772	8,687,199	12/31/2017	12,340,923	4,570,379	7,770,545			16,674,373	16,340,886	4,996,638	11,344,248	45,597	796,687	10,501,964	Leasehold
Loan	4	Grand Canal Shoppes(2)(31)	12/31/2018	103,110,653	31,784,180	71,326,473	12/31/2017	107,586,327	33,160,381	74,425,947	9.6%	9.3%	104,029,334	104,029,334	31,007,624	73,021,709		2,023,806	70,997,903	Fee Simple/Leasehold
Loan	5	Rivertowne Commons(2)	12/31/2018	8,256,332	2,460,130	5,796,202	12/31/2017	8,040,686	2,413,105	5,627,581	8.8%	8.4%	8,575,528	8,355,800	2,552,434	5,803,365	84,547	204,419	5,514,400	Fee Simple
Loan	6	900 & 990 Stewart Avenue(2)	12/31/2017	10,887,285	6,689,472	4,197,812	12/31/2016	12,150,135	7,167,351	4,982,784	9.1%	8.9%	16,021,690	14,329,713	6,653,537	7,676,175	92,364	136,604	7,447,208	Leasehold
Loan	7	City Hyde Park(2)	12/31/2018	8,181,154	3,120,842	5,060,312	12/31/2017	6,203,491	1,932,207	4,271,284	6.7%	6.6%	9,097,022	10,396,195	2,862,031	7,534,164	52,509	98,900	7,382,754	Fee Simple
Loan	8	9533 Brighton Way	12/31/2018	2,188,857	630,133	1,558,724					6.7%	6.7%	3,879,443	3,623,740	728,470	2,895,270	2,335	28,588	2,864,347	Fee Simple
Loan	9	Wind Creek Leased Fee(2)									7.1%	7.1%	10,402,235	10,402,235		10,402,235			10,402,235	Fee Simple
Loan	10	30 Hudson Yards(2)(31)									10.9%	10.9%	169,372,247	164,291,079	42,267,893	122,023,186	292,647		121,730,539	Fee Simple
Loan	11	Beverly Hills BMW(2)									4.0%	4.0%	1,200,000	2,437,753	78,975	2,358,779			2,358,779	Fee Simple
Loan	12	3 Columbus Circle(2)(31)	12/31/2017	50,952,874	16,254,125	34,698,749	12/31/2016	50,161,202	14,968,652	35,192,550	12.3%	11.5%	80,992,881	79,416,007	18,918,555	60,497,452	150,743	3,752,630	56,594,080	Fee Simple
Loan	13	Ensemble									7.1%	7.0%	2,686,600	2,689,872	361,027	2,328,845	23,735	485	2,304,625	Fee Simple
Loan	14	Woodlands Mall(2)(31)(32)(33)	12/31/2018	52,962,351	9,785,492	43,176,859	12/31/2017	51,530,705	10,009,375	41,521,330	17.4%	17.0%	56,897,203	53,931,267	10,814,593	43,116,674	151,646	758,231	42,206,797	Fee Simple
Loan	15	Northpoint Tower(2)	12/31/2018	16,412,448	8,412,634	7,999,814	12/31/2017	17,403,580	8,558,873	8,844,707	11.3%	11.1%	20,660,897	18,661,374	8,452,084	10,209,290	174,667		10,034,623	Fee Simple/Leasehold
Loan	16	Dearborn IHG Portfolio	12/31/2018	7,878,907	4,307,917	3,570,990	12/31/2017	6,842,421	3,995,443	2,846,978	13.6%	12.3%	7,471,657	7,548,787	4,495,735	3,053,052	301,951		2,751,101	Fee Simple
Property	16.01	Staybridge Suites Dearborn	12/31/2018	4,432,912	2,220,877	2,212,035	12/31/2017	3,774,254	2,119,462	1,654,791			4,260,149	4,287,178	2,406,513	1,880,665	171,487		1,709,178	Fee Simple
Property	16.02	Holiday Inn Express Dearborn	12/31/2018	3,445,995	2,087,040	1,358,955	12/31/2017	3,068,167	1,875,981	1,192,186			3,211,508	3,261,609	2,089,222	1,172,387	130,464		1,041,923	Fee Simple
Loan	17	SkyEast	12/31/2018	1,907,396	384,017	1,523,379	12/31/2017	1,946,140	383,138	1,563,002	6.7%	6.7%	2,216,280	2,036,280	518,897	1,517,383	10,250		1,507,133	Fee Simple
Loan	18	951 Madison Street									7.0%	6.9%	1,841,639	1,626,507	206,928	1,419,579	11,959	13,546	1,394,073	Fee Simple
Loan	19	Canyon Corporate Center	12/31/2017	1,974,801	447,091	1,527,710	12/31/2016	1,953,693	417,792	1,535,902	11.6%	11.4%	3,727,566	3,220,722	1,080,035	2,140,687	-105,000	132,248	2,113,439	Fee Simple
Loan	20	Philadelphia Metro Storage Portfolio	12/31/2018	2,244,928	830,925	1,414,003	12/31/2017	2,079,993	719,142	1,360,851	8.6%	8.5%	2,403,304	2,281,973	861,922	1,420,050	14,985		1,405,066	Fee Simple
Property	20.01	Metro Self Storage - Pennsauken Township	12/31/2018	1,076,357	387,522	688,835	12/31/2017	984,798	372,573	612,224			1,148,152	1,106,298	393,509	712,789	6,909		705,880	Fee Simple
Property	20.02	Metro Self Storage - Philadelphia	12/31/2018	1,168,570	443,402	725,168	12/31/2017	1,095,195	346,569	748,627			1,255,152	1,175,675	468,413	707,262	8,076		699,186	Fee Simple
Loan	21	Delta Hotels Chesapeake Norfolk	12/31/2018	6,819,466	5,484,427	1,335,039	12/31/2017	6,896,726	5,600,142	1,296,584	11.6%	11.6%	7,668,989	7,668,989	5,851,093	1,817,896			1,817,896	Fee Simple
Loan	22	Concord Center	12/31/2018	1,862,672	972,018	890,653					9.3%	9.1%	2,512,822	2,428,084	1,120,235	1,307,849	19,870	11,270	1,276,708	Fee Simple
Loan	23	Gramercy Tavern(33)									8.5%	8.4%	1,597,872	1,549,936	357,872	1,192,064	2,105	14,030	1,175,929	Fee Simple
Loan	24	Hampton Inn & Suites Knoxville	12/31/2018	3,709,622	2,344,028	1,365,594	12/31/2017	3,626,107	2,365,802	1,260,305	10.9%	10.9%	3,785,398	3,785,398	2,314,691	1,470,707			1,470,707	Fee Simple
Loan	25	SpringHill Suites Ashburn-Dulles North(32)	12/31/2018	4,858,332	3,009,554	1,848,778	12/31/2017	4,500,368	2,945,521	1,554,847	13.9%	13.9%	4,890,068	4,890,068	3,015,373	1,874,695			1,874,695	Fee Simple
Loan	26	Fern Marketplace(32)	12/31/2018	1,428,875	528,288	900,587					9.3%	9.2%	2,089,533	1,727,778	569,184	1,158,593	-19,149	29,308	1,148,435	Fee Simple
Loan	27	Scottsdale Crossing	12/31/2018	1,379,623	296,579	1,083,044	12/31/2017	1,382,883	298,323	1,084,560	10.3%	9.8%	1,534,770	1,468,831	304,937	1,163,893	8,456	52,850	1,102,587	Fee Simple
Loan	28	Tradecor Retail Portfolio									9.9%	9.4%	1,458,095	1,385,190	286,791	1,098,399	9,595	44,751	1,044,052	Fee Simple
Property	28.01	Bell Rd & Litchfield Rd	12/31/2018	661,016	118,278	542,738	12/31/2017	662,283	116,215	546,068			696,462	661,639	121,891	539,748	4,750	18,251	516,747	Fee Simple
Property	28.02	Power Rd & US 60	12/31/2018	350,086	75,390	274,697	12/31/2017	311,917	71,840	240,077			461,633	438,551	77,241	361,310	1,733	17,891	341,687	Fee Simple
Property	28.03	Bullard Ave & McDowell Rd	12/31/2018	208,500		208,500	12/31/2017	209,000		209,000			205,000	194,750	83,273	111,477	2,812	5,951	102,714	Fee Simple
Property	28.04	Pebble Creek Parkway & McDowell Rd											95,000	90,250	4,387	85,863	300	2,658	82,905	Fee Simple
Loan	29	Hotel Indigo Birmingham									12.2%	11.1%	2,501,135	2,973,348	1,664,994	1,308,354	118,934		1,189,420	Fee Simple/Leasehold
Loan	30	The BC Remedy Building	12/31/2018	1,723,552	455,722	1,267,830	12/31/2017	1,749,940	482,110	1,267,830	11.2%	10.2%	1,891,216	1,796,655	623,386	1,173,269	16,772	86,295	1,070,203	Fee Simple
Loan	31	Courtyard Warner Robins	12/31/2018	3,817,902	2,715,392	1,102,510	12/31/2017	3,840,257	2,773,094	1,067,163	11.5%	11.5%	3,992,494	3,992,494	2,787,773	1,204,721			1,204,721	Fee Simple
Loan	32	Two Guys Commons	12/31/2018	1,629,049	580,351	1,048,698	12/31/2017	1,536,237	607,823	928,414	9.3%	8.5%	1,622,457	1,484,710	576,699	908,012	16,647	56,176	835,188	Fee Simple
Loan	33	47 Clinton Street	12/31/2018	476,269	82,653	393,616	12/31/2017	500,698	68,883	431,815	6.2%	6.2%	695,868	641,592	82,175	559,417	3,170		556,247	Fee Simple
Loan	34	TownePlace Suites Albany	12/31/2018	2,592,699	1,492,429	1,100,270					16.4%	16.4%	2,890,280	2,890,280	1,515,627	1,374,653			1,374,653	Fee Simple
Loan	35	Holiday Inn Express and Suites Los Alamos	12/31/2018	2,864,318	1,747,224	1,117,095	12/31/2017	2,485,942	1,574,525	911,417	14.0%	12.6%	2,746,022	2,788,238	1,716,458	1,071,780	111,530		960,250	Fee Simple
Loan	36	Double Door									8.4%	8.2%	852,000	811,850	181,048	630,803	3,500	13,750	613,553	Fee Simple
Loan	37	Albertsons Corinth									8.3%	7.7%	457,489	434,615	13,038	421,576	8,636	19,118	393,822	Fee Simple
Loan	38	2975 Breckinridge Boulevard	12/31/2018	1,093,218	406,147	687,070	12/31/2017	885,738	438,203	447,535	14.4%	12.1%	1,381,488	1,157,685	452,468	705,217	49,979	64,009	591,229	Fee Simple
Loan	39	JJL Retail Portfolio									8.8%	8.3%	532,190	505,580	166,087	339,493	4,048	15,219	320,226	Fee Simple
Property	39.01	Palm Desert											288,794	274,354	82,692	191,663	3,408	8,303	179,952	Fee Simple
Property	39.02	Lake Elsinore											243,396	231,226	83,396	147,830	640	6,916	140,274	Fee Simple
Loan	40	738 East 6th Street									6.8%	6.7%	442,816	395,416	138,787	256,629	2,750		253,879	Fee Simple

Benchmark 2019-B13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Ground Lease	Ground Lease			Lease			Lease			Lease
Loan	ID	Property Name	Expiration(18)	Extension Terms(18)	Largest Tenant(19)(20)(21)(22)	SF	Expiration	2nd Largest Tenant(21)(22)	SF	Expiration	3rd Largest Tenant(21)	SF	Expiration
Loan	1	Sunset North(2)			Intellectual Ventures	152,633	05/31/2025	ArenaNet	96,839	05/31/2029	WeWork	78,303	12/31/2031
Loan	2	Mac Commons			Giant	65,711	06/30/2031	Burlington Coat Factory	56,284	02/28/2030	Dick’s Sporting Goods	50,441	01/31/2024
Loan	3	Osborn Triangle(2)(31)
Property	3.01	610 Main Street North			Pfizer	270,056	12/31/2031	Sulmona Restaurant Group	3,355	02/28/2027	Café Luna	2,328	03/31/2027
Property	3.02	1 Portland Street			Pfizer	229,330	01/31/2024	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.03	700 Main Street			Novartis Institutes for Biomedical Research, Inc.	99,883	07/31/2024	Lab Central Inc.	68,996	03/31/2027	NAP	NAP	NAP
Loan	4	Grand Canal Shoppes(2)(31)	5/14/2093 (Venetian Casino Resort); 2/28/2097 (Palazzo Hotel and Casino); 2/29/2064 (Walgreens)	One, 40 years (Walgreens); None (Venetian Hotel and Casino and Palazzo Resort and Casino)	The Venetian Casino Resort	81,105	05/31/2029	Tao Nightclub	49,441	01/31/2025	Madame ‘Tussaud Las Vegas	28,235	07/31/2024
Loan	5	Rivertowne Commons(2)			Target	84,640	09/30/2034	Safeway	49,035	10/31/2022	AMC Theatres	37,560	04/30/2030
Loan	6	900 & 990 Stewart Avenue(2)	1/31/2030 (900 Stewart Avenue); 7/31/2050 (990 Stewart Avenue)	Four, 10 years and one, 14 years (900 Stewart Avenue); Two, 10 years and one, 14 years (990 Stewart Avenue)	AON	60,143	09/01/2028	Wright Risk Management	37,550	06/01/2029	Meyer, Suozzi, English & Klein	35,578	02/01/2026
Loan	7	City Hyde Park(2)			Whole Foods	30,326	06/30/2036	Marshalls	26,020	05/31/2026	Michaels	18,141	02/28/2026
Loan	8	9533 Brighton Way			Isaia	3,087	06/30/2025	Monogram Capital	2,962	03/31/2024	Berluti	2,923	01/31/2028
Loan	9	Wind Creek Leased Fee(2)			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	30 Hudson Yards(2)(31)			WarnerMedia	1,463,234	06/30/2034	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	Beverly Hills BMW(2)			Sonic Automotive	339,000	06/19/2024	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	3 Columbus Circle(2)(31)			Young & Rubicam, Inc.	375,236	07/31/2033	Emerge 212 3CC LLC	57,359	11/30/2027	Nordstrom	46,991	10/31/2039
Loan	13	Ensemble			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	14	Woodlands Mall(2)(31)(32)(33)			Forever 21	85,150	06/30/2025	Dick’s Sporting Goods	83,075	01/31/2027	Barnes & Noble	30,471	01/31/2020
Loan	15	Northpoint Tower(2)	10/31/2059	None	Jones Day	342,641	06/30/2026	GSA	79,151	10/31/2029	CGI Technologies & Solutions	32,919	07/31/2020
Loan	16	Dearborn IHG Portfolio
Property	16.01	Staybridge Suites Dearborn			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	16.02	Holiday Inn Express Dearborn			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	17	SkyEast			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	18	951 Madison Street			Betances Health Center	8,222	11/30/2047	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	Canyon Corporate Center			Sedgwick Claims Management Services	26,614	12/01/2022	Rady Children’s Physician Management	19,962	05/01/2024	Gerdau Reinforcing Steel	16,969	07/01/2022
Loan	20	Philadelphia Metro Storage Portfolio
Property	20.01	Metro Self Storage - Pennsauken Township			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	20.02	Metro Self Storage - Philadelphia			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	Delta Hotels Chesapeake Norfolk			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	Concord Center			Cost Plus Inc	20,907	01/31/2023	Mediterrano Inc	9,256	12/31/2030	Olive Garden	8,554	08/08/2028
Loan	23	Gramercy Tavern(33)			Gramercy Tavern	14,030	08/31/2039	NAP	NAP	NAP	NAP	NAP	NAP
Loan	24	Hampton Inn & Suites Knoxville			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	SpringHill Suites Ashburn-Dulles North(32)			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	Fern Marketplace(32)			Whole Foods Market, Inc.	36,235	10/31/2036	Grub Burger Bar	4,021	02/28/2026	First Watch	3,500	02/28/2028
Loan	27	Scottsdale Crossing			You Fit Health Clubs	17,351	02/28/2023	Massage Envy	2,933	02/29/2020	Ahipoki Bowl	2,434	06/30/2024
Loan	28	Tradecor Retail Portfolio
Property	28.01	Bell Rd & Litchfield Rd			Pacific Dental	5,200	04/30/2029	Verizon Wireless	3,000	12/31/2024	Chipotle	2,600	02/08/2027
Property	28.02	Power Rd & US 60			Verizon Wireless	4,247	05/31/2024	National Vision	4,005	07/31/2028	NAP	NAP	NAP
Property	28.03	Bullard Ave & McDowell Rd			P.F. Chang’s	6,249	10/31/2023	NAP	NAP	NAP	NAP	NAP	NAP
Property	28.04	Pebble Creek Parkway & McDowell Rd			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	Hotel Indigo Birmingham			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	The BC Remedy Building			Measurement Incorporated	67,087	12/31/2028	NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	Courtyard Warner Robins			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	Two Guys Commons			Ashley Furniture	36,904	12/31/2021	Tractor Supply Company	25,000	05/31/2024	Aldi	21,697	06/30/2024
Loan	33	47 Clinton Street			Unfade Hair Studio, LLC	900	04/30/2026	The Rivera Group, LLC	900	05/31/2023	NAP	NAP	NAP
Loan	34	TownePlace Suites Albany			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	Holiday Inn Express and Suites Los Alamos			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	Double Door			Yeti	5,000	01/31/2029	NAP	NAP	NAP	NAP	NAP	NAP
Loan	37	Albertsons Corinth			Albertson’s LLC	57,574	06/30/2039	NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	2975 Breckinridge Boulevard			The Reynolds & Reynolds Co.	31,065	11/30/2023	Data Recognition Corporation	28,035	09/30/2023	NAP	NAP	NAP
Loan	39	JJL Retail Portfolio
Property	39.01	Palm Desert			Pho Vu	3,522	11/30/2023	T-Mobile West, LLC	2,457	12/31/2023	NAP	NAP	NAP
Property	39.02	Lake Elsinore			Skechers	8,000	02/28/2029	NAP	NAP	NAP	NAP	NAP	NAP
Loan	40	738 East 6th Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

Benchmark 2019-B13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

											Upfront	Monthly
					Lease			Lease		Occupancy	Replacement	Replacement
Loan	ID	Property Name	4th Largest Tenant(21)	SF	Expiration	5th Largest Tenant(19)	SF	Expiration	Occupancy(22)	As-of Date	Reserves($)(24)	Reserves ($)(25)(26)(27)
Loan	1	Sunset North(2)	Farmers	61,327	05/31/2029	GM Cruise	32,331	11/30/2026	98.8%	09/30/2019	12,375	12,375
Loan	2	Mac Commons	Big Lots	35,418	01/31/2022	TJ Maxx	35,018	01/31/2024	96.3%	06/23/2019	648,858	4,523
Loan	3	Osborn Triangle(2)(31)							100.0%	Various
Property	3.01	610 Main Street North	Boston Burger	1,984	09/30/2027	Revela	1,015	07/31/2027	100.0%	05/01/2019
Property	3.02	1 Portland Street	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/01/2019
Property	3.03	700 Main Street	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/01/2019
Loan	4	Grand Canal Shoppes(2)(31)	Regis Galerie	28,099	05/31/2025	Grand Lux Café	19,100	12/31/2029	94.0%	05/31/2019		Springing
Loan	5	Rivertowne Commons(2)	Ross Dress for Less	25,069	01/31/2024	Staples	24,000	05/31/2022	97.0%	09/04/2019		7,046
Loan	6	900 & 990 Stewart Avenue(2)	Contour Mortgage	21,566	10/01/2025	Nationwide	18,787	08/01/2023	88.6%	06/11/2019	1,000,000
Loan	7	City Hyde Park(2)	RGN-Chicago XXXII LLC	16,614	07/31/2026	Hyde Park OneFish TwoFish LLC	5,255	07/31/2027	96.7%	06/03/2019	4,834	4,834
Loan	8	9533 Brighton Way	Vhernier USA	1,642	01/31/2028	Boglioli	1,490	01/31/2029	88.6%	08/20/2019	195	195
Loan	9	Wind Creek Leased Fee(2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP		Springing
Loan	10	30 Hudson Yards(2)(31)	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2019		Springing
Loan	11	Beverly Hills BMW(2)	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2019		Springing
Loan	12	3 Columbus Circle(2)(31)	Jazz at Lincoln Center, Inc.	30,653	04/30/2028	Josephson	22,742	12/31/2032	97.2%	01/01/2019		Springing
Loan	13	Ensemble	NAP	NAP	NAP	NAP	NAP	NAP	79.6%	08/29/2019		1,978
Loan	14	Woodlands Mall(2)(31)(32)(33)	Woodlands Financial Group	22,359	03/31/2027	Macy’s Children’s	17,161	01/31/2022	95.8%	05/28/2019		Springing
Loan	15	Northpoint Tower(2)	Willis Towers Watson US LLC	28,135	12/31/2025	RSM US LLP	25,753	05/31/2021	79.5%	5/16/2019 & 7/16/2019		14,556
Loan	16	Dearborn IHG Portfolio							75.5%	06/30/2019		25,366
Property	16.01	Staybridge Suites Dearborn	NAP	NAP	NAP	NAP	NAP	NAP	86.4%	06/30/2019
Property	16.02	Holiday Inn Express Dearborn	NAP	NAP	NAP	NAP	NAP	NAP	65.5%	06/30/2019
Loan	17	SkyEast	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2019	854	854
Loan	18	951 Madison Street	NAP	NAP	NAP	NAP	NAP	NAP	83.8%	07/16/2019		771
Loan	19	Canyon Corporate Center	Braemer Manufacturing, LLC	8,008	05/01/2020	Terra Costa Consulting Group	6,331	03/01/2021	86.6%	05/31/2019	800,000	Springing
Loan	20	Philadelphia Metro Storage Portfolio							91.2%	07/21/2019	170,131	1,249
Property	20.01	Metro Self Storage - Pennsauken Township	NAP	NAP	NAP	NAP	NAP	NAP	92.0%	07/21/2019
Property	20.02	Metro Self Storage - Philadelphia	NAP	NAP	NAP	NAP	NAP	NAP	90.5%	07/21/2019
Loan	21	Delta Hotels Chesapeake Norfolk	NAP	NAP	NAP	NAP	NAP	NAP	68.8%	07/31/2019	31,954	31,954
Loan	22	Concord Center	Nique-Elle’s Inc	7,600	09/01/2031	Five Twenty Four Inc	7,112	01/31/2026	95.4%	07/18/2019	1,133,483	1,656
Loan	23	Gramercy Tavern(33)	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/01/2019		292
Loan	24	Hampton Inn & Suites Knoxville	NAP	NAP	NAP	NAP	NAP	NAP	80.0%	08/31/2019	12,620	12,620
Loan	25	SpringHill Suites Ashburn-Dulles North(32)	NAP	NAP	NAP	NAP	NAP	NAP	79.4%	06/30/2019		Springing
Loan	26	Fern Marketplace(32)	Orange Theory Fitness	3,148	07/31/2027	Hollywood Feed	3,000	06/30/2023	85.7%	07/31/2019	847	847
Loan	27	Scottsdale Crossing	On Communications	2,434	06/30/2022	Einstein Bagels	2,407	04/30/2026	97.1%	06/11/2019	705	705
Loan	28	Tradecor Retail Portfolio							100.0%	Various	11,500	800
Property	28.01	Bell Rd & Litchfield Rd	FedEx	1,700	04/30/2027	NAP	NAP	NAP	100.0%	06/30/2019
Property	28.02	Power Rd & US 60	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/03/2018
Property	28.03	Bullard Ave & McDowell Rd	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2019
Property	28.04	Pebble Creek Parkway & McDowell Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	Hotel Indigo Birmingham	NAP	NAP	NAP	NAP	NAP	NAP	71.7%	07/31/2019		Greater of (i) 4.0% of the projected Gross Revenue for the Property for the prior month, (ii) the then-current amount required by the Management Agreement and (iii) the then-current amount required by the Franchise Agreement for Approved Capital Expenditures and the repair and replacement of the FF&E
Loan	30	The BC Remedy Building	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2019	77,000	1,398
Loan	31	Courtyard Warner Robins	NAP	NAP	NAP	NAP	NAP	NAP	72.2%	07/31/2019	13,310	13,310
Loan	32	Two Guys Commons	Crunch Fitness	15,254	02/28/2027	NAP	NAP	NAP	89.1%	05/31/2019		1,387
Loan	33	47 Clinton Street	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/29/2019	178	178
Loan	34	TownePlace Suites Albany	NAP	NAP	NAP	NAP	NAP	NAP	80.0%	07/31/2019	9,650	9,650
Loan	35	Holiday Inn Express and Suites Los Alamos	NAP	NAP	NAP	NAP	NAP	NAP	85.6%	06/30/2019		9,294
Loan	36	Double Door	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/02/2019		292
Loan	37	Albertsons Corinth	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2019		Springing
Loan	38	2975 Breckinridge Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	84.0%	06/27/2019		7,245
Loan	39	JJL Retail Portfolio							100.0%	Various		337
Property	39.01	Palm Desert	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/15/2019
Property	39.02	Lake Elsinore	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/06/2019
Loan	40	738 East 6th Street	NAP	NAP	NAP	NAP	NAP	NAP	90.9%	05/29/2019	229	229

Benchmark 2019-B13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Upfront	Monthly	Other
			TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other	Other	Reserves
Loan	ID	Property Name	Reserves ($)(24)	Reserves ($)(25)(26)	Reserves ($)(24)	Reserves ($)(25)	Reserves($)(24)	Reserves ($)(25)	Reserve($)(24)	Reserves ($)(24)	Reserves ($)(25)	Description
Loan	1	Sunset North(2)	38,672	38,672	153,562	153,562	166,282	33,256		14,787,464		Outstanding TI/LC Reserve (Upfront: 14,380,753.87); Free Rent Reserve (Upfront: 406,709.78)
Loan	2	Mac Commons		15,075	58,523	58,523	50,324	10,065	8,750	2,733,582		Unfunded Obligations Reserve (Upfront: 2,691,215.82); Condominium Assessment Reserve Funds (Upfront: 42,365.74)
Loan	3	Osborn Triangle(2)(31)				Springing		Springing
Property	3.01	610 Main Street North
Property	3.02	1 Portland Street
Property	3.03	700 Main Street
Loan	4	Grand Canal Shoppes(2)(31)		Springing		Springing		Springing		13,527,940	Springing	Outstanding TI/LC Reserve (Upfront: 12,309,694); Gap Rent Reserve (Upfront: 1,218,246); Ground Rent Reserve (Monthly: Springing)
Loan	5	Rivertowne Commons(2)		12,500		Springing		Springing		9,375		Environmental Reserve
Loan	6	900 & 990 Stewart Avenue(2)	7,000,000		520,691	173,564	46,815	16,073		2,774,228	Springing	Outstanding TI/LC Reserve (Upfront: 1,595,038); Master Lease Reserve (Upfront: 831,093; Monthly: Springing); Free Rent Reserve (Upfront: 327,772); Ground Lease Reserve (Upfront: 20,325; Monthly: Springing)
Loan	7	City Hyde Park(2)	11,465	11,465	360,081	120,027	70,907	8,863		446,473		Outstanding TI/LC Reserve (Upfront: 421,473); OneFish TwoFish Reserve (Upfront: 25,000)
Loan	8	9533 Brighton Way	2,382	2,382	170,489	42,623		Springing		567,106		Outstanding TI Reserve (Upfront: 525,188); Free Rent Reserve (Upfront: 41,918)
Loan	9	Wind Creek Leased Fee(2)		Springing		Springing		Springing		1,365,880	Springing	Debt Service Reserve (Upfront: 1,365,879.90); Lease Sweep Funds (Monthly Springing: Excess Cash Flow)
Loan	10	30 Hudson Yards(2)(31)		Springing		Springing		Springing			Springing	Condominium Reserve
Loan	11	Beverly Hills BMW(2)		Springing	1,534,640	6,581		Springing		500,000	Springing	Debt Service Reserve
Loan	12	3 Columbus Circle(2)(31)		Springing		Springing		Springing		2,668,685	Springing	Outstanding TI/LC Reserve (Upfront: 1,820,891.36); Free Rent Reserve (Upfront: 847,793.62); Young & Rubicam Reserve (Monthly Springing: Excess Cash Flow)
Loan	13	Ensemble				40,780	71,035	7,104		2,209,363	Springing	Economic Holdback Reserve (Upfront: $1,720,000); 421-a Tax Reserve (Upfront: $489,363; Monthly: Springing)
Loan	14	Woodlands Mall(2)(31)(32)(33)		Springing		Springing		Springing		2,174,886	Springing	Tenant Improvement Reserve (2,174,886); Major Anchor Sweep Reserve Funds (Monthly Springing: Excess Cash Flow)
Loan	15	Northpoint Tower(2)	10,500,000	Springing	1,379,655	344,914		Springing		3,409,497	85,758	Unfunded Obligations Reserve (Upfront: 2,109,853); Free Rent Reserve (Upfront: 1,259,644; Monthly: 75,758); Ground Rent Reserve (Upfront: 40,000; Monthly: 1/12 of annual ground rent)
Loan	16	Dearborn IHG Portfolio			79,736	39,868	25,595	5,119			Springing	PIP Reserve
Property	16.01	Staybridge Suites Dearborn
Property	16.02	Holiday Inn Express Dearborn
Loan	17	SkyEast			65,682	21,784		Springing		2,450,000		Accretive Leasing Reserve (Upfront: 2,000,000); Municipal Violation Reserve (Upfront: 250,000); Community Space Work Reserve (Upfront: 200,000)
Loan	18	951 Madison Street		Springing	6,205	1,551	11,053	3,684	750	216,039	Springing	421-a Reserve Funds (Upfront: 216,039.25); Condominium Assessment Reserve Funds (Monthly: Springing)
Loan	19	Canyon Corporate Center	1,050,000	Springing	168,951	28,159		Springing		57,012		Free Rent Reserve
Loan	20	Philadelphia Metro Storage Portfolio			40,066	20,033	4,788	4,788	49,700	150,000		Environmental Reserve
Property	20.01	Metro Self Storage - Pennsauken Township
Property	20.02	Metro Self Storage - Philadelphia
Loan	21	Delta Hotels Chesapeake Norfolk			36,521	14,267		Springing			Springing	PIP Reserve
Loan	22	Concord Center	10,349	10,349	38,614	38,614		Springing	78,838	130,317		Free Rent Reserve (Upfront: 74,624); Outstanding TI Reserve (Upfront: 55,693)
Loan	23	Gramercy Tavern(33)			68,495	22,832	144,869	Springing
Loan	24	Hampton Inn & Suites Knoxville			110,320	13,790		Springing			Springing	PIP Reserve (Monthly: Springing); Franchise Trigger Reserve (Monthly: Springing)
Loan	25	SpringHill Suites Ashburn-Dulles North(32)			73,117	15,153		Springing	7,425	150,645	Springing	PIP Reserve
Loan	26	Fern Marketplace(32)	101,588	Springing	215,734	31,741		Springing		619,937		Accretive Leasing Reserve (Upfront: 503,633); Outstanding TI Reserve (Upfront: 93,757.53); Free Rent Reserve (Upfront: 22,546.85)
Loan	27	Scottsdale Crossing	4,404	4,404	48,668	8,111		Springing	15,685	7,000		Outstanding TI Reserve
Loan	28	Tradecor Retail Portfolio		3,729	121,617	15,202	705	705	9,446	42,500		Unfunded Obligations Reserve
Property	28.01	Bell Rd & Litchfield Rd
Property	28.02	Power Rd & US 60
Property	28.03	Bullard Ave & McDowell Rd
Property	28.04	Pebble Creek Parkway & McDowell Rd
Loan	29	Hotel Indigo Birmingham			10,108	1,011		Springing	7,000	750,000		Earn-Out Reserve (Upfront: 430,000); Parking Reserve (Upfront: 320,000)
Loan	30	The BC Remedy Building		6,988	130,833	13,083	1,596	1,596	1,875	111,660		Environmental Work Reserve
Loan	31	Courtyard Warner Robins			49,075	5,453		Springing		917,374		PIP Reserve
Loan	32	Two Guys Commons	150,000	Springing		Springing		Springing		31,900		Water Tower Reserve (Upfront: 31,400); O&M Plan Reserve (Upfront: 500)
Loan	33	47 Clinton Street	75	75	2,537	2,537		Springing
Loan	34	TownePlace Suites Albany			68,455	7,606		Springing			Springing	PIP Reserve
Loan	35	Holiday Inn Express and Suites Los Alamos			27,782	4,630		Springing		2,239,473	Springing	PIP Reserve
Loan	36	Double Door		Springing	32,691	8,173	2,203	1,102		703,928		Unfunded Obligations Reserve
Loan	37	Albertsons Corinth				Springing		Springing
Loan	38	2975 Breckinridge Boulevard		5,866	89,310	8,119	10,879	989		186,246		Unfunded Obligations Reserve (Upfront: 126,157.50); Free Rent Reserve (Upfront: 60,088.36)
Loan	39	JJL Retail Portfolio		1,268	37,902	6,317	356	356	5,250
Property	39.01	Palm Desert
Property	39.02	Lake Elsinore
Loan	40	738 East 6th Street			7,541	7,510		Springing		9,816		Municipal Violation Reserve

Benchmark 2019-B13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Environmental			Franchise
			Report	Engineering		Expiration	Loan
Loan	ID	Property Name	Date(28)(29)	Report Date	PML/SEL (%)	Date	Purpose	Sponsor(23)	Guarantor(30)
Loan	1	Sunset North(2)	08/28/2019	08/28/2019	7%-9%	NAP	Acquisition	Kennedy-Wilson Holdings, Inc.	Kennedy-Wilson Holdings, Inc.
Loan	2	Mac Commons	07/02/2019	07/02/2019	NAP	NAP	Refinance	Peter C. Abrams	Peter C. Abrams
Loan	3	Osborn Triangle(2)(31)	04/10/2019	04/10/2019	NAP		Acquisition	NAP	NAP
Property	3.01	610 Main Street North	04/10/2019	04/10/2019	NAP	NAP
Property	3.02	1 Portland Street	04/10/2019	04/10/2019	NAP	NAP
Property	3.03	700 Main Street	04/10/2019	04/10/2019	NAP	NAP
Loan	4	Grand Canal Shoppes(2)(31)	05/15/2019	03/18/2019	NAP	NAP	Refinance	Grand Canal Shoppes Holdings, LLC	BPR Nimbus LLC
Loan	5	Rivertowne Commons(2)	08/07/2019	08/09/2019	NAP	NAP	Refinance	Daniel Massry; Saul Tawil	Daniel Massry; Saul Tawil
Loan	6	900 & 990 Stewart Avenue(2)	01/23/2019	01/21/2019	NAP	NAP	Acquisition	Leibel Lederman	Leibel Lederman
Loan	7	City Hyde Park(2)	06/13/2019	06/10/2019	NAP	NAP	Refinance	Antheus Capital	LARP Holdings, LLC
Loan	8	9533 Brighton Way	08/12/2019	08/13/2019	19.0%	NAP	Refinance	David Dushey	David Dushey
Loan	9	Wind Creek Leased Fee(2)	07/17/2019	NAP	NAP	NAP	Recapitalization	Jeffrey Gural; Barry Gosin; James Kuhn; Michael Perrucci; Richard Fischbein	Jeffrey Gural; Barry Gosin; James Kuhn; Michael Perrucci; Richard Fischbein
Loan	10	30 Hudson Yards(2)(31)	05/30/2019	06/03/2019	NAP	NAP	Acquisition	30 HY WM REIT Owner LP	NAP
Loan	11	Beverly Hills BMW(2)	05/08/2019	07/24/2019	10.0%	NAP	Acquisition	KAFAM Properties, Inc.	KAFAM Properties, Inc.
Loan	12	3 Columbus Circle(2)(31)	01/22/2019	01/22/2019	NAP	NAP	Refinance	Joseph Moinian	Joseph Moinian
Loan	13	Ensemble	07/29/2019	07/26/2019	NAP	NAP	Refinance	Joel Wertzberger	Joel Wertzberger
Loan	14	Woodlands Mall(2)(31)(32)(33)	05/03/2019	04/28/2019	NAP	NAP	Refinance	Brookfield Property REIT Inc.; Brookfield Property Partners L.P.; Brookfield Asset Management Inc.	BPR OP, LP (F/K/A GGP Operating Partnership, LP)
Loan	15	Northpoint Tower(2)	07/31/2019	07/29/2019	NAP	NAP	Refinance	William Z. Hertz; Isaac Hertz; Sarah Hertz	William Z. Hertz; Isaac Hertz; Sarah Hertz
Loan	16	Dearborn IHG Portfolio	07/22/2019	07/19/2019	NAP		Refinance	Malik Abdi Abdulnoor	Malik Abdi Abdulnoor
Property	16.01	Staybridge Suites Dearborn	07/22/2019	07/19/2019	NAP	04/13/2036
Property	16.02	Holiday Inn Express Dearborn	07/22/2019	07/19/2019	NAP	07/25/2036
Loan	17	SkyEast	06/07/2019	06/07/2019	NAP	NAP	Refinance	Benjamin Shaoul	Benjamin Shaoul
Loan	18	951 Madison Street	07/31/2019	07/31/2019	NAP	NAP	Refinance	David Feldman; Daniel Gerard; Henry Hewes; Tucker Hewes T/U/A; Justin Stern	David Feldman; Daniel Gerard; Henry Hewes; Tucker Hewes T/U/A; Justin Stern
Loan	19	Canyon Corporate Center	07/08/2019	07/08/2019	10.0%	NAP	Acquisition	Stephen M. Zotovich	Stephen M. Zotovich
Loan	20	Philadelphia Metro Storage Portfolio	Various	06/14/2019	NAP		Acquisition	Jacob Ramage	Jacob Ramage
Property	20.01	Metro Self Storage - Pennsauken Township	06/20/2019	06/14/2019	NAP	NAP
Property	20.02	Metro Self Storage - Philadelphia	06/18/2019	06/14/2019	NAP	NAP
Loan	21	Delta Hotels Chesapeake Norfolk	05/06/2019	05/07/2019	NAP	12/06/2036	Refinance	Malay H. Thakkar; Neel D. Desai	Malay H. Thakkar; Neel D. Desai
Loan	22	Concord Center	06/07/2019	06/07/2019	NAP	NAP	Refinance	Jeff Hauptman	Jeff Hauptman
Loan	23	Gramercy Tavern(33)	07/10/2019	07/10/2019	NAP	NAP	Refinance	Union Square Hospitality Group, LLC	Union Square Hospitality Group, LLC
Loan	24	Hampton Inn & Suites Knoxville	05/24/2019	05/30/2019	NAP	04/20/2026	Refinance	Shailesh V. Patel	Shailesh V. Patel
Loan	25	SpringHill Suites Ashburn-Dulles North(32)	07/18/2019	07/22/2019	NAP	09/05/2039	Acquisition	Waheed Ashiq; Vipul Kapila; Khurram Sindhu	Waheed Ashiq; Vipul Kapila; Khurram Sindhu
Loan	26	Fern Marketplace(32)	05/09/2019	05/07/2019	NAP	NAP	Refinance	Jeffrey A. Read; C. Ewing King	Jeffrey A. Read; C. Ewing King
Loan	27	Scottsdale Crossing	07/09/2019	07/09/2019	NAP	NAP	Refinance	Alan C. Fox	Alan C. Fox
Loan	28	Tradecor Retail Portfolio	Various	Various	NAP		Acquisition	Danielle B. Carlson; DML Trust U/T/A dated November 28, 2012	Danielle B. Carlson; DML Trust U/T/A dated November 28, 2012
Property	28.01	Bell Rd & Litchfield Rd	06/27/2019	08/09/2019	NAP	NAP
Property	28.02	Power Rd & US 60	06/28/2019	08/09/2019	NAP	NAP
Property	28.03	Bullard Ave & McDowell Rd	06/26/2019	08/07/2019	NAP	NAP
Property	28.04	Pebble Creek Parkway & McDowell Rd	06/26/2019	NAP	NAP	NAP
Loan	29	Hotel Indigo Birmingham	08/06/2019	08/06/2019	NAP	04/21/2038	Refinance	Sonial Patel; Monica Patel	Sonial Patel; Monica Patel
Loan	30	The BC Remedy Building	07/09/2019	07/09/2019	NAP	NAP	Refinance	Henry H. Scherich	Henry H. Scherich
Loan	31	Courtyard Warner Robins	06/05/2019	06/04/2019	NAP	12/17/2030	Refinance	PeachState Hospitality, LLC	Dilipkumar Patel; Nareshbhai Patel; Bharat Patel
Loan	32	Two Guys Commons	08/27/2019	08/28/2019	NAP	NAP	Acquisition	Leo S. Ullman; Robert F. Whalen, Jr.	Leo S. Ullman; Robert F. Whalen, Jr.
Loan	33	47 Clinton Street	09/18/2018	08/31/2018	NAP	NAP	Refinance	Icon Realty Management	Terrence Lowenberg; Todd Cohen
Loan	34	TownePlace Suites Albany	06/05/2019	06/04/2019	NAP	01/08/2038	Refinance	PeachState Hospitality, LLC	Dilipkumar Patel; Hiteshbhai Patel; Bharat Patel; Mamtaben Patel
Loan	35	Holiday Inn Express and Suites Los Alamos	07/08/2019	07/08/2019	NAP	08/28/2034	Acquisition	Brian Patrick Martin; N. Leonard Fox; Edward D. Herrick	Brian Patrick Martin; N. Leonard Fox; Edward D. Herrick
Loan	36	Double Door	05/02/2019	05/02/2019	NAP	NAP	Refinance	CA Residential, LLC	CA Residential, LLC
Loan	37	Albertsons Corinth	09/06/2019	09/06/2019	NAP	NAP	Acquisition	Anthony Francis; Anthony J. Francis Living Trust	Anthony Francis; Anthony J. Francis Living Trust
Loan	38	2975 Breckinridge Boulevard	07/01/2019	07/01/2019	NAP	NAP	Refinance	Michael Mammon; Anthony Mammon; Laurence Mammon	Michael Mammon; Anthony Mammon; Laurence Mammon
Loan	39	JJL Retail Portfolio	Various	08/07/2019	Various		Acquisition	Jonathan J. Lee; June Lee; J & E Real Estate Trust	Jonathan J. Lee; June Lee; J & E Real Estate Trust
Property	39.01	Palm Desert	08/09/2019	08/07/2019	9.0%	NAP
Property	39.02	Lake Elsinore	08/08/2019	08/07/2019	11.0%	NAP
Loan	40	738 East 6th Street	06/07/2019	06/07/2019	NAP	NAP	Refinance	Benjamin Shaoul	Benjamin Shaoul

Benchmark 2019-B13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Existing		Future Debt
							Additional Sub Debt		Permitted
Loan	ID	Property Name	Previous Securitization	Non-Trust Pari Passu Original Balance	Non-Trust Pari Passu Cut-off Date Balance	Non-Trust Pari Passu Balloon Balance	Amount	Existing Additional Sub Debt Description	Type
Loan	1	Sunset North(2)		75,000,000	75,000,000	75,000,000		None	NAP
Loan	2	Mac Commons	BSPRT 2018-FL3					None	NAP
Loan	3	Osborn Triangle(2)(31)		380,000,000	380,000,000	380,000,000	145,000,000	B Note	NAP
Property	3.01	610 Main Street North		153,387,826	153,387,826	153,387,826
Property	3.02	1 Portland Street		135,478,261	135,478,261	135,478,261
Property	3.03	700 Main Street		91,133,913	91,133,913	91,133,913
Loan	4	Grand Canal Shoppes(2)(31)	GSMS 2012-SHOP	710,000,000	710,000,000	710,000,000	215,000,000	B Note	NAP
Loan	5	Rivertowne Commons(2)	JPMBB 2013-C17	21,000,000	21,000,000	21,000,000		None	NAP
Loan	6	900 & 990 Stewart Avenue(2)		39,000,000	39,000,000	39,000,000		None	NAP
Loan	7	City Hyde Park(2)		67,000,000	67,000,000	61,504,367		None	NAP
Loan	8	9533 Brighton Way						None	NAP
Loan	9	Wind Creek Leased Fee(2)		105,000,000	104,800,645	89,889,032		None	NAP
Loan	10	30 Hudson Yards(2)(31)		1,080,000,000	1,080,000,000	1,080,000,000	310,000,000	B Note	NAP
Loan	11	Beverly Hills BMW(2)		20,000,000	20,000,000	20,000,000		None	NAP
Loan	12	3 Columbus Circle(2)(31)	CGCMT 2015-GC29	452,500,000	452,500,000	452,500,000	105,000,000	B Notes	NAP
Loan	13	Ensemble						None	NAP
Loan	14	Woodlands Mall(2)(31)(32)(33)		217,600,000	217,600,000	217,600,000	216,903,446	$177,400,000 B Note; $39,503,446 Mezzanine	Mezzanine
Loan	15	Northpoint Tower(2)	JPMCC 2017-FL10	65,500,000	65,500,000	65,500,000		None	NAP
Loan	16	Dearborn IHG Portfolio						None	NAP
Property	16.01	Staybridge Suites Dearborn
Property	16.02	Holiday Inn Express Dearborn
Loan	17	SkyEast						None	NAP
Loan	18	951 Madison Street						None	NAP
Loan	19	Canyon Corporate Center						None	NAP
Loan	20	Philadelphia Metro Storage Portfolio						None	NAP
Property	20.01	Metro Self Storage - Pennsauken Township
Property	20.02	Metro Self Storage - Philadelphia
Loan	21	Delta Hotels Chesapeake Norfolk						None	NAP
Loan	22	Concord Center						None	NAP
Loan	23	Gramercy Tavern(33)						None	Mezzanine
Loan	24	Hampton Inn & Suites Knoxville						None	NAP
Loan	25	SpringHill Suites Ashburn-Dulles North(32)					3,000,000	Mezzanine Debt	NAP
Loan	26	Fern Marketplace(32)					3,000,000	Mezzanine Debt	NAP
Loan	27	Scottsdale Crossing						None	NAP
Loan	28	Tradecor Retail Portfolio						None	NAP
Property	28.01	Bell Rd & Litchfield Rd
Property	28.02	Power Rd & US 60
Property	28.03	Bullard Ave & McDowell Rd
Property	28.04	Pebble Creek Parkway & McDowell Rd
Loan	29	Hotel Indigo Birmingham						None	NAP
Loan	30	The BC Remedy Building						None	NAP
Loan	31	Courtyard Warner Robins						None	NAP
Loan	32	Two Guys Commons	VNO 2010-VNO					None	NAP
Loan	33	47 Clinton Street						None	NAP
Loan	34	TownePlace Suites Albany						None	NAP
Loan	35	Holiday Inn Express and Suites Los Alamos						None	NAP
Loan	36	Double Door						None	NAP
Loan	37	Albertsons Corinth						None	NAP
Loan	38	2975 Breckinridge Boulevard						None	NAP
Loan	39	JJL Retail Portfolio						None	NAP
Property	39.01	Palm Desert
Property	39.02	Lake Elsinore
Loan	40	738 East 6th Street						None	NAP

Benchmark 2019-B13
FOOTNOTES TO ANNEX A-1

(1) GACC—German American Capital Corporation or one of its affiliates; JPMCB—JPMorgan Chase Bank, National Association or one of its affiliates; CREFI—Citi Real Estate Funding Inc. or one of its affiliates.

	Loan Number	Mortgage Loan Seller	Property Name	Cut-off Date Balance ($)	Non-Trust Pari Passu Cut-off Date Balance	Controlling Note	Governing PSA
	1	JPMCB	Sunset North	$75,000,000	$75,000,000	Yes	Benchmark 2019-B13
	3	JPMCB	Osborn Triangle	$50,000,000	$380,000,000	No	JPMCC 2019-OSB
	4	JPMCB	Grand Canal Shoppes	$50,000,000	$710,000,000	No	MSC 2019-H7
	5	CREFI	Rivertowne Commons	$45,000,000	$21,000,000	Yes	Benchmark 2019-B13
	6	JPMCB	900 & 990 Stewart Avenue	$45,000,000	$39,000,000	Yes	Benchmark 2019-B13
(2)	7	JPMCB	City Hyde Park	$45,000,000	$67,000,000	Yes	Benchmark 2019-B13
	9	GACC	Wind Creek Leased Fee	$41,521,017	$104,800,645	Yes	Benchmark 2019-B13
	10	GACC	30 Hudson Yards	$40,000,000	$1,080,000,000	No	Hudson Yards 2019-30HY
	11	GACC	Beverly Hills BMW	$39,490,000	$20,000,000	Yes	Benchmark 2019-B13
	12	JPMCB	3 Columbus Circle	$37,500,000	$452,500,000	No	Benchmark 2019-B10
	14	GACC	Woodlands Mall	$30,000,000	$217,600,000	No	Benchmark 2019-B12
	15	CREFI	Northpoint Tower	$25,000,000	$65,500,000	No	GSMS 2019-GC42

* Prior to the applicable servicing shift securitization date, the related whole loans will be serviced under the pooling and servicing agreement for this transaction. From and after the related servicing shift securitization date, the related servicing shift whole loan will be serviced under the related servicing shift pooling and servicing agreement.

(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut-off Date Balance ($)” reflect the Allocated Loan Amount for such Mortgaged Property.
● Loan No. 3 – Osborn Triangle
● Loan No. 16 – Dearborn IHG Portfolio
● Loan No. 20 – Philadelphia Metro Storage Portfolio
● Loan No. 28 – Tradecor Retail Portfolio
● Loan No. 39 – JJL Retail Portfolio

(4)				Office			Retail			Multifamily			Self Storage
	Loan No.	Mortgage Loan	Total NRA	NRA	Occ.	% of GPR	NRA	Occ.	% of GPR	Units	Occ.	% of GPR	NRA	Occ.	% of GPR
			(sq. ft.)	(sq. ft.)			(sq. ft.)						(sq. ft.)
	3	Osborn Triangle
	7	City Hyde Park(1)					110,062	100.00%	45.20%	180	96.70%	52.70%
	8	9533 Brighton Way	14,294	3,812	77.70%	9.30%	10,482	92.60%	90.70%
	12	3 Columbus Circle(2)	753,713	674,007	96.90%	66.40%	74,701	100.00%	27.70%
	18	951 Madison Street					9,657	100.00%	17.40%	37	83.80%	79.30%	3,889	100.00%	3.40%
	22	Concord Center	99,352	42,693	89.30%	45.10%	56,659	100.00%	54.90%
	33	47 Clinton Street					1,800	100.00%	23.50%	10	100.00%	76.50%
	36	Double Door					5,000	100.00%	56.30%	11	100.00%	56.30%

(1) The primary Units of Measure is the number of residential units. The retail portion has 110,062 sq. ft., which is 100.0% occupied.

(2) Total net rentable area (sq. ft.) for the Mortgaged Property includes 4,687 sq. ft. or storage space and 218 sq. ft. of telecom space.

(5)	Loan No. 22 – Concord Center – Pursuant to the lease between the borrower and Cost Plus Inc., the largest tenant at the Mortgaged Property, the borrower may not lease space at the Mortgaged Property to a tenant that uses 5,000 sq. ft. or more of its premises to display/sell gourmet foods, beer and wine for off-premises consumption, or products made from wicker or rattan. In addition, the Concord Center Planned Unit Development Agreement recorded against the title of the Mortgaged Property restricts the Mortgaged Property from use as a toy store, appliance store, shoe store over 6,000 sq. ft., or gas station.

Loan No. 24 – Hampton Inn & Suites Knoxville – Pursuant to a certain Special Warranty Deed (the “Deed”) dated March 17, 2000, the borrowers may not use a portion of the Mortgaged Property as a gas station effective until 2025. Further pursuant to the Deed, BP Exploration & Oil, Inc. (“BP”), the previous owner of a portion of the Mortgaged Property, has a right of access to enter and perform any necessary remediation of certain contamination, as required by the government.

Loan No. 27 – Scottsdale Crossing – The Mortgaged Property is subject to a certain Declaration of Restrictions and Grant of Easements dated June 29, 1990, as amended from time to time, which contains various use restrictions including, without limitation, the following: (1) Chipotle, the third largest tenant by net rentable area, cannot have beer and wine sales that exceed 10% of gross sales, (2) Smashburger, the third largest tenant by net rentable area, cannot have beer and wine sales that exceed 10% of gross sales, (3) that portion of the building occupied by Ahipoki Bowl, the second largest tenant by net rentable area, cannot be used as a restaurant, and (4) no portion of the Mortgaged Property can be used as a massage parlor. For additional information, see “Description of the Mortgage Pool—Use Restrictions” in this Preliminary Prospectus.

(6)	The Administrative Cost Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee, and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub-servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. See “Summary of Terms – Offered Certificates – Servicing and Administration Fees – Non-Serviced Whole Loans” in this Preliminary Prospectus.

(7)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) except as described above for loans with planned amortization, with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12 month period following the Cut off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

Loan No. 1 – Sunset North – The Underwritten Revenue ($) includes disbursements from the free rent reserves.

Loan No. 13 – Ensemble – The economic holdback will be released in installments, not more than once per month up until and including the 36th monthly payment date, but no release request can be made after the 36th month payment date, where each installment is equal to an amount which, if released, will not cause the debt yield (based upon the proposed net loan amount after giving effect to the proposed release) to be less than 7.0%, provided that upon each release request made by the borrower (i) no event of default has occurred and is continuing, (ii) no trigger period under the loan documents and is continuing, (iii) the lender has determined the debt yield for the immediately prior calendar quarter equals or exceeds 7% (based on the proposed net loan amount after giving effect to the release of the proposed release amount), (iv) the lender has determined that the property has achieved an occupancy rate of 90% with respect to the residential units and (v) the borrower has delivered the final certificate of 421-a tax abatement eligibility. In the event that the economic holdback reserve funds have not been fully released on or prior to the November 6, 2022, the lender has the right to hold the economic holdback reserve funds as additional collateral for the Ensemble loan and as additional security for all of the borrower’s obligations under the Ensemble loan documents

(8)	“Hard” generally means each tenant is required to transfer its rent directly to the lender controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over the-counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox.
“Soft Springing Hard” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account, but upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox.

(9)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents). [anchor to Cash Management

(10)	With respect to the loans referenced below structured with A/B Notes, the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) calculations exclude the subordinate secured debt.
● Loan No. 3 – Osborn Triangle
● Loan No. 4 – Grand Canal Shoppes
● Loan No. 10 – 30 Hudson Yards
● Loan No. 12 – 3 Columbus Circle
● Loan No. 14 – Woodlands Mall

(11)	Loan No. 1 – Sunset North – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to recent leasing at the Mortgaged Property.

Loan No. 3 – Osborn Triangle - The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to investment grade rent steps and market rent adjustments at the Mortgaged Property.

Loan No. 5 – Rivertowne Commons – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to Target signing a new 15 year lease to anchor the Mortgaged Property commencing in October 2019, expiring in September 2034 and accounting for $757,704 of underwritten base rent inclusive of rent steps. The borrower bought K-Mart out of its space for $2.0 million in order to replace it with Target, which is now occupying 84,640 sq. ft.

Loan No. 6 – 900 & 990 Stewart Avenue - The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to recent leasing and investment grade rent steps at the Mortgaged Property.

Loan No. 7 – City Hyde Park – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to recent leasing and contractual rent steps at the Mortgaged Property.

Loan No. 8 – 9533 Brighton Way - The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to recent leasing at the Mortgaged Property.

Loan No. 12 – 3 Columbus Circle – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to recent leasing and contractual rent steps at the Mortgaged Property.

Loan No. 15 – Northpoint Tower – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily from (i) GSA ($909,100 of base rent), which has signed a lease for 45,455 sq. ft. that is expected to commence in November 2019 and (ii) Rent steps of $404,309.

Loan No. 18 – 951 Madison Street – The increase from Most Recent NOI ($) to Underwritten NOI ($) is attributable to an increase in occupancy since the Mortgaged Property opened in 2018 and was still in lease up.

Loan No. 21 – Delta Hotels Chesapeake Norfolk – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to recent increase in occupancy at the Mortgaged Property.

Loan No. 23 – Gramercy Tavern – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to recent leasing and contractual rent steps at the Mortgaged Property.

Loan No. 29 – Hotel Indigo Birmingham – The increase from Most Recent NOI ($) to Underwritten NOI ($)is primarily attributable to recent renovations at the Mortgaged Property.

Loan No. 36 – Double Door – The increase from Most Recent NOI ($) to Underwritten NOI ($) is attributable to an increase in occupancy because the Mortgaged Property did not begin leasing until late 2018, and the Mortgaged Property is currently 100% leased.

Loan No. 40 – 738 East 6th Street – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to recent leasing and contractual rent steps at the Mortgaged Property.

(12)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this Preliminary Prospectus.

Loan No. 14 — Woodlands Mall - A grace period of one business day for monthly debt service is permitted once in every 12-month period.

(13)	In certain cases, in addition to an “as-is” value, the appraisal states an “as complete”, “as-stabilized” or “hypothetical” value for the related Mortgaged Property that assumes that certain events will occur with respect to retenanting, construction, renovation or repairs at such Mortgaged Property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this Preliminary Prospectus. With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio was calculated using the related “as complete”, “as-stabilized” or “hypothetical” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth in the following table:

Mortgage Loan	% of Initial Pool Balance	Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”)	Mortgage Loan LTV Ratio at Maturity (Other Than “As-Is”)	Appraised Value (Other Than “As- Is”)	Mortgage Loan Cut-off Date LTV Ratio (“As-Is”)	Mortgage Loan LTV Ratio at Maturity (“As-Is”)	Appraised Value (“As-Is”)
900 & 990 Stewart Avenue(1)	4.70%	69.20%	69.20%	$121,400,000	82.40%	82.40%	$101,900,000
Concord Center(2)	1.50%	63.80%	54.70%	$22,000,000	66.80%	66.80%	$21,000,000
Hotel Indigo Birmingham(3)	1.10%	69.90%	55.70%	$15,300,000	71.30%	56.80%	$15,000,000
Courtyard Warner Robins(4)	1.10%	57.20%	46.80%	$18,300,000	60.20%	49.30%	$17,400,000
Holiday InnExpress and Suites Los Alamos(5)	0.80%	66.40%	52.90%	11,500,000	84.90%	67.60%	$9,000,000
Double Door(6)	0.80%	62.00%	62.00%	12,100,000	66.20%	66.20%	$11,330,000

(1) The Appraised Value (Other Than As-Is) reflects the “As Complete” appraised values of the two individual parcels comprising the Mortgaged Property, as of May 2, 2019, in the aggregate amount of $121,400,000. The Hypothetical Value With PILOT Extended and Assuming Reserve appraised value assumes that (i) the borrower deposited $8.0 million into a reserve for future tenant improvements, leasing commissions and capital expenditures, which were reserved at origination and (ii) the related PILOT program is extended beyond its current expiration date.
(2) The Appraised Value (Other Than As-Is) reflects the “As Complete” of $22,000,000 for the Mortgaged Property, as of June 11, 2019, which assumes that the renovations estimated to cost approximately $1,000,000 in capital expenditures are completed under the “as is” date of value, June 11, 2019. The “as-is” appraised value of the Mortgaged Property, as of June 11, 2019 is $21,000,000.
(3) The Appraised Value (Other Than As-Is) reflects the “As Complete” value of $15,300,000 for the Mortgaged Property, as of September 3, 2019, which assumes that the borrower will exercise the purchase option contained in section 4 of the basement parking lease agreement. Further, it assumes that the purchase price will be a prorated amount of $320,000 and that the transaction will close on September 3, 2019. The “as-is” appraised value of the Mortgaged Property, as of July 29, 2019 is $15,000,000. At origination, the borrower deposited with the lender $320,000, which funds may be released to the borrower for purposes of exercising such purchase option or, alternatively, to enter into a substitute parking agreement.
(4) The Appraised Value (Other Than As-Is) reflects the “As Complete” of $18,300,000 for the Mortgaged Property, as of May 6, 2019, which assumes that the PIP has been completed as of the date of inspection. At origination, the lender reserved $917,374 for the PIP. The “as-is” appraised value of the Mortgaged Property, as of May 6, 2019 is $17,400,000.
(5) The Appraised Value (Other than As-Is) represents the “as complete” value of $11,500,000, effective July 2, 2020, which assumes that the capital improvements will be completed in a competent and timely manner for the Mortgaged Property. At origination, the lender reserved $2,239,473 for the estimated outstanding costs related to a PIP reserve
(6) The Appraised Value (Other than As-Is) represents the “as stabilized” value of $12,100,000, effective October 25, 2019, which assumes that Yeti takes occupancy.

(14)
Loan No. 9 – Wind Creek Leased Fee – The Net Rentable Area (SF/Units/Rooms) shown is based on the total square footage of the land.

Loan No. 9 – Wind Creek Leased Fee – The Cut-off Date LTV and LTV Ratio at Maturity or ARD are based on the “as is” appraised value of the leased fee interest. The “as is” appraised value, inclusive of the Wind Creek Casino and Resort Bethlehem improvements is $1.14 billion, which results in a Cut-off Date LTV Ratio of 12.9%.

(15)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.
 “DorYM1(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio Mortgage Loan) under various circumstances, as described in this Preliminary Prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this Preliminary Prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this Preliminary Prospectus

(16)	Loan No. 1 – Sunset North – The lockout period will be at least 24 payment dates beginning with and including the first payment date of November 1, 2019. Defeasance of the full $150,000,000 Sunset North Whole Loan is permitted after the date that is the earlier to occur of (i) November 1, 2023 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected Benchmark 2019-B13 securitization closing date in October 2019. The actual lockout period may be longer.

Loan No. 4 – Grand Canal Shoppes – The lockout period will be at least 27 payment dates beginning with and incwluding the first payment date of August 1, 2019. Defeasance of the full $975,000,000 Grand Canal Shoppes Whole Loan is permitted after the date that is the earlier to occur of (i) June 3, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized.The assumed lockout period of 27 payments is based on the expected Benchmark 2019-B13 securitization closing date in October 2019. The actual lockout period may be longer.

Loan No. 5 – Rivertowne Commons – The lockout period will be at least 24 payments beginning with and including the first payment date of November 6, 2019. The borrower has the option to defease the full $66,000,000 Rivertowne Commons Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) September 9, 2023. The assumed lockout period of 24 payments is based on the expected Benchmark 2019-B13 securitization closing date in October 2019. The actual lockout period may be longer.

Loan No. 7 – City Hyde Park – The lockout period will be at least 24 payment dates beginning with and including the first payment date of November 1, 2019. Defeasance of the full $112,000,000 City Hyde Park Whole Loan is permitted after the date that is the earlier to occur of (i) November 1, 2023 and (ii) two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected Benchmark 2019-B13 securitization closing date in October 2019. The actual lockout period may be longer.
Loan No. 9 – Wind Creek Leased Fee – The lockout period will be at least 26 payment dates beginning with and including the first payment date of September 6, 2019. Defeasance of the full $146.6 million Wind Creek Leased Fee Whole Loan is permitted after the date that is the earlier to occur of (i) July 23, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 26 payments is based on the expected Benchmark 2019-B13 securitization closing date in October 2019. The actual lockout period may be longer.

Loan No. 10 – 30 Hudson Yards– The lockout period will be at least 27 payments beginning with and including the first payment date of August 6, 2019. The borrower has the option to defease the full $1.43 billion 30 Hudson Yards Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) June 14, 2022. The assumed lockout period of 27 payments is based on the expected Benchmark 2019-B13 securitization closing date in October 2019. The actual lockout period may be longer.

Loan No. 11 – Beverly Hills BMW– The lockout period will be at least 25 payments beginning with and including the first payment date of October 6, 2019. The borrower has the option to defease the full $59.5 million Beverly Hills BMW Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 14, 2022. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B13 securitization closing date in October 2019. The actual lockout period may be longer.

Loan No. 12 – 3 Columbus Circle – The lockout period will be at least 31 payment dates beginning with and including the first payment date of April 11, 2019. Defeasance of the full $595.0 million 3 Columbus Circle Whole Loan is permitted after the date that is the earlier to occur of (i) April 11, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 31 payments is based on the expected Benchmark 2019-B13 securitization closing date in October 2019. The actual lockout period may be longer.

Loan No. 14 – Woodlands Mall – The lockout period will be at least 26 payments beginning with and including the first payment date of September 1, 2019. The borrower has the option to defease the full $425.0 million Woodlands Mall Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) July 5, 2022. The assumed lockout period of 26 payments is based on the expected Benchmark 2019-B13 securitization closing date in October 2019. The actual lockout period may be longer.

Loan No. 15 – Northpoint Tower – The lockout period will be at least 25 payments beginning with and including the first payment date of October 6, 2019. The borrower has the option to defease the full $90,500,000 Northpoint Tower Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 9, 2022. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B13 securitization closing date in October 2019. The actual lockout period may be longer.

(17)	Partial release in connection with a partial prepayment or partial defeasance or substitution or a free release is permitted for the following loans. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – Partial Releases” in this Preliminary Prospectus for the terms of the releases.
● Loan No. 3 – Osborn Triangle
● Loan No. 4 – Grand Canal Shoppes
● Loan No. 7 – City Hyde Park
● Loan No. 14 – Woodlands Mall
● Loan No. 18 – 951 Madison Street
● Loan No. 20 – Philadelphia Metro Storage Portfolio
● Loan No. 39 – JJL Retail Portfolio

(18)	Loan No. 3 – Osborn Triangle – The entire Mortgaged Property is subject to a condominium regime, with each individual Mortgaged Property being owned by an affiliate of the Massachusetts Institute of Technology. The fee owner of the units master leases each unit to the individual borrower, and the Mortgaged Property is secured by such leasehold interests. Pursuant to each master lease, the fee owner of the units has delegated the rights to exercise its rights and privileges in its capacity as the fee owner of the units under the condominium declaration to each borrower, and the individual borrowers control 100% of the condominium interests.

Loan No. 23 – Gramercy Tavern – The Mortgage Loan is subject to an operating lease between the borrower, as the lessor, and an affiliate of the borrower, as the lessee (“Lessee”), pursuant to which Lessee operates the Mortgaged Property.

Loan No. 24 – Hampton Inn & Suites Knoxville – The Mortgage Loan is subject to an operating lease between the two borrowers as lessor (“Lessor”) and lessee (“Lessee”), respectively. Lessor holds title to the Mortgaged Property, and Lessee serves as the franchisee under the related franchise agreement and operates the Mortgaged Property.

(19)	Loan No. 12 – 3 Columbus Circle – The 5th Largest Tenant, Josephson, is an affiliate of the borrower and the Mortgaged Property serves as the borrower’s headquarters.

Loan No. 23 – Gramercy Tavern – The sole tenant, Gramercy Tavern, is an affiliate of the borrower.

(20)	Loan No. 12 – 3 Columbus Circle – The Largest Tenant, Young & Rubicam, Inc. leases (i) 214,372 sq. ft. for $76.00 PSF with an expiration date of July 2033, (ii) 124,760 sq. ft. for $68.60 PSF with an expiration date of August 2033, (iii) 34,634 sq. ft. for $62.00 PSF with an expiration date of August 2033 and (iv) 1,300 sq. ft. for $32.50 PSF with an expiration date in August 2033. In addition, the 3rd Largest Tenant, Nordstrom, leases (i) 43,018 sq. ft. for $241.25 PSF and (ii) 3,973 sq. ft. for $725.00 PSF.

(21)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if the landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with such tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the Mortgaged Property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely.

Loan No. 1 – Sunset North – The 4th Largest Tenant, Farmers, includes (i) 60,166 sq. ft. leased to Farmers New World with the right to terminate its lease on or after June 30, 2026 with no less than 12 months’ prior written notice and payment of a termination fee and (ii) 1,161 sq. ft. leased to Farmers Credit Union with the right to terminate its lease on or after August 31, 2026 with no less than 12 months’ prior written notice and the payment of a termination fee.

Loan No. 5 – Rivertowne Commons – The 2nd Largest Tenant, Safeway has four, five-year renewal options remaining under its lease. The renewal options are deemed exercised unless Safeway gives the landlord written notice at least 6 months prior to the expiration of the then-current term, whereupon all future renewal options are also terminated. Safeway is also able to terminate its lease by giving the landlord 9 months’ written notice under the then-current term of its lease.

Loan No. 8 – 9533 Brighton Way – The 3rd Largest Tenant, Berluti, has the right to terminate if gross sales during each of 2021 and 2022 does not exceed $2,700,000 for each year, by giving notice within 90 days after December 31, 2022. The 5th Largest tenant, Boglioli, has the right to terminate its lease as of April 30, 2022, with 12 months’ notice and the payment of a termination fee of $300,000.

Loan No. 14 – Woodlands Mall - The Largest Tenant, Forever 21, has the right to terminate its lease effective at any time upon 180 days’ notice and payment of a termination fee equal to twelve months of minimum annual rent.

Loan No. 15 – Northpoint Tower – The 2nd Largest Tenant, GSA, has 45,455 sq. ft. expiring October 31, 2029, 31,409 sq. ft. expiring May 31, 2020 and 2,287 sq. ft. expiring October 31, 2028. GSA is permitted to terminate (a) the 45,455 sq. ft. expiring on October 31, 2029 at any time after October 31, 2024 with 90 days’ notice, (b) the 31,409 sq. ft. expiring May 31, 2020 at any time with 120 days’ notice and (c) the 2,287 sq. ft. expiring October 31, 2028 any time after October 31, 2023 with 90 days’ notice.

Loan No. 28.03 – Tradecor Retail Portfolio – Bullard Ave & McDowell Rd – The Largest Tenant P.F. Chang’s, has the right to terminate its lease at any time after October 31, 2019, with 90 days’ notice; effective at 6 month intervals.

Loan No. 32 – Two Guys Commons – The 4th Largest Tenant, Crunch Fitness, has the option to terminate during either renewal term with six months’ notice and payment of six months’ rent.

(22)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 3 – Osborn Triangle – The Largest Tenant at each of the 610 Main Street North and 1 Portland Street Mortgaged Properties, Pfizer, which represents 73.8% of the total net rentable area at the Osborn Triangle Mortgaged Properties, subleases a total of 163,644 sq. ft. at the 610 Main Street North Mortgaged Property, representing 24.2% of the total net rentable area at the Osborn Triangle Mortgaged Properties, as follows: (i) CRISPR Therapeutics (9.7% of total net rentable aera), expiring on January 31, 2027, (ii) Lab Central (4.9% of total net rentable area), expiring on December 14, 2027, (iii) Casebia Therapeutics (4.8% of total net rentable area), expiring on March 31, 2024, and (iv) KSQ Therapeutics (4.8% of total net rentable area), expiring on February 28, 2022. In addition, CRISPR Therapeutics subleases 5,184 sq. ft. of its subleased space to Bayer’s Life Hub Boston, whose sub-sublease expires on March 31, 2024.

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. With respect to the largest 15 Mortgage Loans and certain tenants representing more than 25% of the net rentable area of a Mortgaged Property, see “Description of the Mortgage Pool—Tenant Issues—Other” in this Preliminary Prospectus.

The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the Cut-off Date of the securitization.

Loan No. 15 – Northpoint Tower – The 2nd Largest Tenant, GSA, representing approximately 9.1% of the net rentable area at the Mortgaged Property, is not yet in occupancy of 45,455 sq. ft. of its space, which is currently being built out. GSA is expected to take occupancy of 57.43% of its total leased space beginning around December 2019. The GSA lease for such space commences on November 1, 2019.

Loan No. 28 – Tradecor Retail Portfolio – The Pebble Creek Parkway & McDowell Road property is still under development with Valvoline LLC set to take occupancy on March 4, 2020.

Loan No. 36 – Double Door – The sole retail tenant at the Mortgaged Property, Yeti began paying rent on February 1, 2019, but is not yet in occupancy of its space. Yeti is expected to take occupancy of its space in October, 2019.

(23)	The following Mortgage Loans have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Tenancies-in-Common” in this Preliminary Prospectus for further information.

● Loan No. 8 – 9533 Brighton Way
● Loan No. 12 – 3 Columbus Circle
● Loan No. 18 – 951 Madison Street

(24)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(25)	(33) All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan documents.

Loan No. 9 – Wind Creek Leased Fee - On a monthly basis, immediately following the date on which a quarterly installment of base rent is paid under the ground lease (other than the first installment of rent due on July 30, 2019 under the ground lease documents), the borrower is required to deposit an amount equal to the monthly debt service payment amount due on each of the next two succeeding monthly payment dates, which amounts are required to be transferred into the interest reserve account.

Loan No. 10 – 30 Hudson Yards - Provided no event of default is continuing, the lender will be required to disburse capital expenditure funds to the borrower out of the capital expenditure account, within 10 days after the delivery by the borrower to the lender of a request therefor (but not more often than once per month), in increments of at least $5,000 (or a lesser amount if the total amount in the capital expenditure account is less than $5,000, in which case only one disbursement of the amount remaining in the account may be made).

(26)	Loan No. 19 – Canyon Corporate Center – At such time as the amount on deposit for replacement is less than $150,000, the borrower is required to make monthly deposits of $2,204.13 into the Monthly Replacement Reserves ($) until the cap of $150,000 is met.

Loan No. 19 – Canyon Corporate Center – At such time as the amount on deposit for rollover is less than $675,000, the borrower is required to make monthly deposits of $11,020.67 into the Monthly TI/LC Reserves ($) until the cap of $675,000 is met.

Loan No. 25 – SpringHill Suites Ashburn-Dulles North – Commencing on the earlier of (x) September 1, 2024 or (y) the occurrence of a cash sweep period, the borrower is required to make monthly deposits into the Monthly Replacement Reserves ($) 4% of the gross income from the operations of the Mortgaged Property for the calendar month two months prior to such payment.

Loan No. 31 – Courtyard Warner Robins – Commencing on the payment date that is 25 months prior to the maturity date of the Mortgage Loan (the “Additional FF&E Payment Date”) and on each payment date thereafter, the borrower is required to make monthly deposits into the Monthly Replacement Reserves ($) the amount of $42,400.00 (the “Additional FF&E Monthly Deposit”); provided, however, that if the borrower has not failed any condition related quality assurance evaluations (based on any scale being used by the related franchisor), brand standard audits or hotel audits during the six-month period immediately prior to the Additional FF&E Payment Date, then the Additional FF&E Monthly Deposit will mean an amount equal to the following: (A) (1) $1,060,000.00, less (2) the amount on deposit in the Monthly Replacement Reserves ($) for FF&E reserve fund as of the payment date that is 26 months prior to the maturity date of the Mortgage Loan, excluding an amount equal to the amount necessary to pay any outstanding invoices, divided by (B) 25.

(27)	Loan No. 38 – 2975 Breckinridge Boulevard – The monthly replacement reserve deposit amount is equal to $7,244.69, however, upon satisfaction of the roof replacement conditions, such an amount will be reduced to $1,173.22. The Replacement Reserve cap is $347,745, however, upon satisfaction of the roof replacement condition, such an amount will be reduced to $42,235.92.

(28)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “Description of the Mortgage Pool – Mortgage Pool Characteristics – Environmental Considerations” in this Preliminary Prospectus.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Expiration Date
3	Osborn Triangle	$50,000,000	5.30%	$5,000,000	Yes	5/16/2032
9	Wind Creek Leased Fee(1)	$41,521,017	4.40%	$10,000,000	Yes	5/31/2029
27	Scottsdale Crossing	$11,300,000	1.20%	$1,000,000	Yes	8/9/2032
39	2975 Breckinridge Boulevard	$4,887,436	0.50%	$2,000,000	Yes	7/30/2027

(1) The policy was purchased at the borrower’s election and was not required by the lender. The policy is cancellable at the borrower’s option.

(29)	Loans with Phase Iis
Loan No. 5 – Rivertowne Commons
Loan No. 20.02 – Philadelphia Metro Storage Portfolio – Metro Self Storage – Philadelphia
Loan No. 27 – Scottsdale Crossing

(30)	Loan No. 3 – Osborn Triangle – There is not a separate non-recourse carveout guarantor, and the borrowers are the only indemnitors under the related environmental indemnity agreement. At origination of the Mortgage Loan, the borrowers obtained an environmental insurance policy issued by the Sirius Group in the name of the borrowers, with the lender as additional named insured with its successors, assigns and/or affiliates, with per incident and aggregate limits of $5,000,000, a deductible of $25,000 per incident and a term expiring on May 16, 2032.

Loan No. 38 – 2975 Breckinridge Boulevard – The borrower is the only indemnitor under the related environmental indemnity agreement. At origination of the Mortgage Loan, the borrower obtained an environmental insurance policy issued by the Sirus Group with the lender with its successors and/or assigns as the named insured, with per incident and aggregate limits of $2,000,000, a deductible of $25,000 per incident and a term expiring on July 30, 2037.

(31)	Loan No.	Mortgage Loan	Senior Notes Cut-off Date Balance	Subordinate Notes Cut-off Date Balance	Total Mortgage Debt Cut-off Date Balance(1)	Total Senior Notes U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR(1)	Total Senior Notes Cut-off Date LTV	Total Mortgage Debt Cut-off Date LTV Ratio(1)	Total Senior Notes U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield(1)
	3	Osborn Triangle	$430,000,000	$145,000,000	$575,000,000	3.12x	2.33x	37.1%	49.7%	12.5%	9.3%
	4	Grand Canal Shoppes	$760,000,000	$215,000,000	$975,000,000	2.46x	1.67x	46.3%	59.5%	9.6%	7.5%
	10	30 Hudson Yards	$1,120,000,000	$310,000,000	$1,430,000,000	3.45x	2.51x	50.9%	65.0%	10.9%	8.5%
	12	3 Columbus Circle	$490,000,000	$105,000,000	$595,000,000	2.91x	2.40x	45.4%	55.1%	12.3%	10.2%
	14	Woodlands Mall	$247,600,000	$177,400,000	$425,000,000	3.95x	2.30x	26.0%	44.6%	17.4%	10.1%

(32)	Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date or ARD	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio(1)	Total Debt U/W NCF DSCR(1)	Total Cut-off Debt U/W NOI Debt Yield(1)
	14	Woodlands Mall Springhill Suites	$30,000,000	3.2%	$39,503,446	5.5%	8/1/2029	Yes	48.7%	1.79x	9.3%
	25	Ashburn-Dulles North	$13,480,000	1.4%	$3,000,000	9.3%	10/1/2029	Yes	80.0%	1.66x	11.4%
	26	Fern Marketplace	$12,500,000	1.3%	$3,000,000	8.3%	9/1/2024	Yes	67.0%	1.27x	7.5%

(33)	Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LT V	Combined Minimum Debt Yield
	14	Woodlands Mall(1)	$30,000,000	3.20%	Yes	1.25x	52.00%	8.60%
	23	Gramercy Tavern	14,000,000	1.50%	Yes	1.65x	57.00%	N/A

(1) The borrower has a one-time right to cause to incur additional indebtedness in the form of a mezzanine loan, that will be in no event greater than $35,000,000.